UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement

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IMMUNIC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 Avenue of the Americas, Suite 200
New York, New York 10036

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Immunic, Inc. (“Immunic” or the “Company”), to be held on June 29, 2026 at 9:00 a.m. Eastern time, virtually via the Internet at edge.media-server.com/mmc/p/8xoh7b7j. The annual stockholders meeting will be a completely virtual meeting and will be conducted exclusively by webcast on the Internet. No physical meeting will be held.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, Immunic, Inc.

Sincerely,

Michael Bonney

Chair of the Board of Directors

New York, New York
May 29, 2026

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
PROPOSAL NUMBER 1 ELECTION OF CLASS III DIRECTORS	20
PROPOSAL NUMBER 2 TO APPROVE AN AMENDMENT TO THE EXISTING 2019 OMNIBUS PLAN	21
PROPOSAL NUMBER 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
REPORT OF THE AUDIT COMMITTEE	33
EXECUTIVE OFFICERS	34
EXECUTIVE COMPENSATION	36
RELATED PERSON TRANSACTIONS	55
SECURITY OWNERSHIP	56
OTHER MATTERS	60
PROPOSALS OF STOCKHOLDERS FOR 2027 ANNUAL MEETING	60

IMMUNIC, INC.

1200 Avenue of the Americas, Suite 200

New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. Eastern time, on June 29, 2026

Place	Virtually via the Internet at edge.media-server.com/mmc/p/8xoh7b7j. No physical meeting will be held.

Items of Business

(1) To elect Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick as Class III Directors to serve until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To approve an amendment to the Immunic, Inc. 2019 Omnibus Equity Incentive Plan, as Amended (the “Existing 2019 Omnibus Plan”), to increase the number of shares of common stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares.

(3) To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

(4) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	May 26, 2026 Only stockholders of record of our common stock as of the close of business on May 26, 2026 are entitled to notice of and to vote at the annual meeting.

Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of the close of business on May 26, 2026. If you are a stockholder of record, you must use your 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in “street name,” you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

Voting	Your vote is very important. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on the first page of the accompanying proxy statement.

By order of the Board of Directors,

Michael Bonney

Chair of the Board of Directors
New York, New York
May 29, 2026

IMMUNIC, INC.
PROXY STATEMENT

For the 2026 Annual Meeting of Stockholders to be held on June 29, 2026. The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of Immunic, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held on June 29, 2026 at 9:00 a.m. Eastern time, virtually via the Internet at edge.media-server.com/mmc/p/8xoh7b7j. No physical meeting will be held.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

What am I voting on?

You are being asked to vote on three proposals:

•	the election of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick as Class III Directors to hold office until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;

•	the approval of an amendment to the Existing 2019 Omnibus Plan, to increase the number of shares of common stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares (the “Plan Amendment”); and

•	the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason, Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick are not available as candidates for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick;

•	“FOR” the Plan Amendment; and

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on May 26, 2026, the record date, are entitled to vote at the annual meeting. As of the record date, there were 13,621,483 shares of our common stock issued and outstanding, held by approximately 13 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I attend the annual meeting?

You may attend the annual meeting online, including to vote and/or submit questions during the meeting, by logging in at edge.media-server.com/mmc/p/8xoh7b7j. The virtual annual meeting will begin at approximately 9:00 a.m. Eastern time, with log-in beginning at approximately 8:45 a.m. on June 29, 2026. To participate in the virtual annual meeting, you will need the control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the annual meeting. However, even if you plan to attend the virtual annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote electronically at the annual meeting. See above in “How can I attend the annual meeting?”

•	You may vote by telephone. To vote over the telephone, dial toll-free 1 (800) 776-9437 or +1 (201) 299-4446 from foreign countries using a touch-tone telephone and follow the recorded instructions. Have your proxy card in hand when you call. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 28, 2026.

•	You may vote via the Internet. To vote via the Internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you visit the website. You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 28, 2026.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

If you hold your shares in “street name,” you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting. Your broker may require you to obtain a legal proxy which must reflect the number of shares you hold along with your name and email address. The legal proxy must then be submitted to Equiniti at proxy@equiniti.com, by fax to 718-765-8730, or mailed to:

Equiniti Trust Company, LLC Attn: Proxy Tabulation Department

1110 Centre Pointe Curve Suite 101

Mendota Heights, MN 55120

Your submission to Equiniti must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on June 15, 2026. A confirmation of registration email and voter control number from Equiniti will be issued after registration materials have been received.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attn: Corporate Secretary; or

•	attending the annual meeting and voting electronically. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the annual meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

What is the effect of giving a proxy?

Proxies are solicited by, and on behalf of, our board of directors. Our CEO and CFO have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy for us to hold and transact business at the annual meeting. On the record date, there were 13,621,483 shares outstanding  and entitled to vote. Thus, the holders of at least 6,810,742 shares that must be present in person or represented by proxy at the annual meeting to have a quorum, i.e., the number of holders of more than half of the voting power of outstanding common stock entitled to vote.

Abstentions, “WITHHOLD” votes, and “broker non-votes” (as explained below) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the meeting may be adjourned to another date by the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote thereat.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” There is at least one “routine” matter to be voted upon at the meeting relating to the ratification of Baker Tilly as our independent auditors for the year ending December 31, 2026. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine,” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal No. 3) is considered routine under applicable federal securities rules. All other proposals are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) are deemed to be shares present or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions are not counted as a vote either for or against Proposal No. 1 or 2, and are counted as a vote against Proposal No. 3.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the Annual Meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal 3, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class III Directors. The election of each of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that if Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick each receives a single vote, they will be elected as Class III Directors. You may vote “FOR” or “WITHHOLD” for Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick from being elected as directors. Shares voted “WITHHOLD” will count towards the quorum requirement for the annual meeting.

Proposal 2: Approve an Amendment to the Existing 2019 Omnibus Plan. The approval of the Plan Amendment, which will amend our Existing 2019 Omnibus Plan to increase the number of shares of Common Stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal.

Proposal No. 3: Ratification of Appointment of Baker Tilly. The ratification of the appointment of Baker Tilly requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal.

Who will count the votes?

A representative of Equiniti Trust Company, LLC will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick;

•	“FOR” the approval of an amendment to our Existing 2019 Omnibus Plan to increase the number of shares of Common Stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares;

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the sole “routine” matter - Proposal No. 3 relating to ratifying the appointment of Baker Tilly. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors or Proposal No. 2 relating to the Plan Amendment.

How can I contact Immunic’s transfer agent?

You may contact our transfer agent by writing to Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at 1 (800) 937-5449.

How are proxies solicited for the annual meeting, and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. In addition, we have engaged the proxy solicitation firm, Campaign Management LLC (“Campaign Management”), to provide strategic advice and solicit proxies on behalf of our Board in connection with the annual meeting. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. We have agreed to pay Campaign Management a base fee of $10,000 plus additional fees for requested services, to reimburse all costs and expenses, and to indemnify Campaign Management in connection with its performance of services.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-264-9255

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:

Immunic, Inc.
Attention: Investor Relations
1200 Avenue of the Americas, Suite 200

New York, New York 10036
(332) 255-9818

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Eastern time, at our corporate headquarters located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2027 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2027 annual meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors is currently composed of ten members. Two of our current directors, Dr. Vitt and Dr. Neermann, began their service in April 2019 in connection with the stock-for-stock exchange transaction between the Company (then known as Vital Therapies, Inc.) and Immunic AG (the “Exchange Transaction”). Eight of the ten directors that currently comprise our board are “independent directors” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). Our board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring.

The following table sets forth the names, ages, and certain other information for each director with a term expiring at the annual meeting (who is also a nominee for election as a director at the annual meeting) and for each of the continuing members of our board. All information is as of May 26, 2026.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Mr. Thorvald Nagel	III	31	Director	2026	2026	2029
Dr. Richard Rudick	III	75	Director	2023	2026	2029
Mr. Michael Bonney	III	67	Chair of the Board	2026	2026	2029
Continuing Directors
Dr. Daniel Vitt	I	57	Director, Chief Executive Officer	2019	2027	—
Dr. Duane Nash	I	55	Director	2019	2027	—
Ms. Simona Skerjanec	I	62	Director	2024	2027	—
Dr. Jörg Neermann	II	59	Director	2019	2028	—
Ms. Tamar Howson	II	77	Director	2019	2028	—
Mr. Barclay Phillips	II	64	Lead Independent Director	2019	2028	—
Dr. Jon Congleton	II	62	Director	2026	2028	—

Nominees for Director

Mr. Michael Bonney joined the Board in May 2026. Mr. Bonney has served as chair of the board of directors of Autolus Therapeutics plc since April 2024. He has also served as chair of the board of directors of Santa Ana Bio, Inc. since September 2025 and as the chair of the board of directors of Dunad Therapeutics LTD since 2023. He previously served as a director of Alnylam Pharmaceuticals, Inc. from December 2014 to December 2025; as chair of Alnylam from December 2015 to August 2021 and as the company’s executive chair from August 2021 to January 2023. Mr. Bonney previously served as the chair of the board of directors of Kaleido Biosciences, Inc., a biotechnology company, from June 2017 until August 2021. Between August 2018 and October 2020, he served as Kaleido’s Executive Chair, and served as Kaleido’s Chief Executive Officer from June 2017 until August 2018. Mr. Bonney was a Partner at Third Rock Ventures, a healthcare venture firm, from January to July 2016. Mr. Bonney previously served as the Chief Executive Officer and a member of the board of directors of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company (now a wholly-owned subsidiary of Merck & Co., Inc. (“Merck”)), from June 2003 until his retirement in December 2014, coinciding with Cubist’s acquisition by Merck for $9.5 billion. From 2016 to 2021, Mr. Bonney owned and managed a solo advisory practice where he advised first time CEOs. Mr. Bonney previously served as the Chair of the board of directors of Magenta Therapeutics, Inc. and as a director of Bristol-Myers Squibb Company, Celgene Corporation (which was acquired by Bristol-Myers Squibb), Syros Pharmaceuticals, Inc., X-Biotix Therapeutics, Inc., and Sarepta Therapeutics, Inc. Mr. Bonney holds a B.A. in economics from Bates College. We believe that Mr. Bonney is qualified to serve on our Board, and as Chair of the Board, due to his significant experience serving in executive and board leadership positions at a wide variety of biotechnology companies.

Mr. Thorvald “Thor” Nagel joined the Board in February 2026. Mr. Nagel has served as an Analyst at BVF, since July 2023, where he conducts in-depth equity research and contributes to investment analysis across the life sciences sector. From June 2021 through July 2023, Mr. Nagel was a senior analyst with Monashee Investment Management LLC. He previously held roles with Stifel Financial Corp. Mr. Nagel received his Master of Science from the University of Notre Dame and his Bachelor’s degree in Chemical Engineering from Vanderbilt University. We believe that Mr. Nagel’s expertise in the areas of financing strategy, capital markets, and business development for life science companies qualify him to serve as a member of our board.

Dr. Richard Rudick. Dr. Rudick joined the Board in April 2023. Dr. Rudick has served since January 2023 as the President and CEO of Astoria Biologica, a private biotechnology company developing novel therapies for multiple sclerosis. Previously, Dr. Rudick served as the Vice President of Development Science at Biogen, Inc., a biotechnology company which engages in discovering, developing, and delivering therapies for neurological and neurodegenerative diseases, from May 2014 until September 2020. Dr. Rudick also served as a staff neurologist and director of the Mellen Center for the Cleveland Clinic from January 1987 until May 2014. Dr. Rudick holds an M.D. from Case Western Reserve University School of Medicine. We believe that Dr. Rudick‘s extensive leadership in clinical research and development experience of multiple sclerosis treatments qualify him to serve on our board.

Continuing Directors

Dr. Daniel Vitt. Dr. Vitt is our Chief Executive Officer and a member of the board, positions he has held since April 2019. On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement. From January 2017 to 2022, he was also managing director of Immunic Research GmbH in Halle (Saale), our Germany subsidiary. He joined Immunic in January 2017 from 4SC AG, a publicly listed stock company based in Martinsried, Germany, which he co-founded in 1997. At 4SC, he served as Chief Scientific Officer and Chief Development Officer. In addition, from December 2011 to November 2017, Dr. Vitt served as managing director of 4SC Discovery GmbH, a German limited liability company. As a member of the executive board of 4SC, he was responsible for all research and development activities at 4SC group including four clinical stage products. Dr. Vitt currently serves as managing director for Listrax UG, a German limited liability company, and Brauhaus Germering GmbH, a German limited liability company. He is also a director of Immunic Australia Pty Ltd., an Australian limited liability company. Dr. Vitt studied chemistry in Siegen and Würzburg, Germany from 1989 to 1994 and graduated from the University of Würzburg. During his doctoral studies, he focused on the molecular design of small molecule therapeutics. In 1998, he received his Ph.D. from the Institute of Organic Chemistry at the University of Würzburg. We believe that Dr. Vitt’s extensive senior management experience in the life sciences industry, qualify him to serve as a member of our board.

Dr. Duane Nash. Dr. Nash has been a member of the Board since January 2019 and served as Chairman of the Board of Directors from April 2019 to December 2025, and as Executive Chairman from April 2020 to December 2025. Dr. Nash joined the Company in 2012, prior to the Exchange Transaction and has held various leadership roles in the Company, including Medical Director, Executive Vice President, Chief Business Officer, President, and Chief Executive Officer, a position he held until April 2019. Prior to joining the Company, Dr. Nash held various positions at Wedbush PacGrow Life Sciences, an investment bank, where he was employed from March 2009 to March 2012, serving most recently as Senior Vice President in Equity Research. Before that, he was a research analyst at Pacific Growth Equities, an investment bank, from April 2008 through March 2009, which was subsequently acquired by Wedbush Securities, Inc. Dr. Nash also practiced as an attorney from November 2002 to February 2008, most recently at the law firm of Davis Polk & Wardell, where he focused on intellectual property litigation and corporate matters. Dr. Nash has served on the board of directors of public and private companies in the pharmaceutical space since 2012. Dr. Nash earned a B.A. in biology from Williams College, an M.D. from Dartmouth Medical School, a J.D. from the University of California, Berkeley, and an M.B.A. from the University of Oxford. Dr. Nash completed his internship in general surgery at the University of California at San Francisco. We believe that Dr. Nash’s expertise and experience as a director and his service in various executive capacities for the Company, along with his extensive experience as an executive, research analyst and attorney, qualify him to serve as a member of our board.

Ms. Simona Skerjanec. Ms. Skerjanec joined in the Board in July 2024. Ms. Skerjanec has nearly thirty years of global experience in the pharmaceutical industry overseeing product commercialization and business strategy initiatives. From March 2015 until December 2023, Ms. Skerjanec held several leadership positions at Roche in Switzerland, where she most recently served as Senior Vice President, Global Head of Neuroscience and Rare Diseases. In this role, Ms. Skerjanec led business and global corporate strategy for Roche’s portfolio of neurological and rare diseases. Previously, Ms. Skerjanec served as General Manager of Roche in Portugal and served as the Neuroimmunology Franchise Head where she was in charge of certain drug commercialization efforts on behalf of the company. Prior to joining Roche, Ms. Skerjanec was Senior Vice President and Cardiovascular Franchise Head at The Medicines Company where she held various roles in development and commercialization from July 2003 to February 2015. Before her employment at The Medicines Company, Ms. Skerjanec held positions at Eli Lilly, Pfizer, and Johnson & Johnson. Since May 2024, Ms. Skerjanec has served on the board of directors of Avidity Biosciences. Ms. Skerjanec received her M.Pharm from the University of Ljubljana School of Pharmacy and her MBA from Fairleigh Dickinson University. We believe that Ms. Skerjanec’s expertise and decades-long management of research and development and product commercialization efforts in the therapeutic areas of rare diseases, cardiology and neurology qualify her to serve on the Board.

Dr. Jörg Neermann. Dr. Neermann has been a member of the Board since April 2019. Since 2023, Dr. Neermann has been a venture partner with Vorwerk Ventures, a private venture capital fund. He most recently served as the CEO of the privately held German biotech company, Curexsys GmbH from May 2021 until September 2022. Prior to this until the end of 2020, Dr. Neermann worked for Life Sciences Partners (“LSP”) and was the managing director of LSP Services Deutschland GmbH, which provides management services for LSP V Coöperatieve U.A., one of the Company’s stockholders. He joined LSP in January 2007 and left the company in early 2021. Dr. Neermann’s prime focus and responsibility within LSP was to invest in unlisted securities. Prior to joining LSP, Dr. Neermann was the managing director of Deutsche Venture Capital, a venture capital and private equity division of Deutsche Bank, where he ran its healthcare investment franchise. Previously, he worked at Atlas Ventures in Germany where he also invested in the healthcare sector. Dr. Neermann has a strong scientific background and hands-on finance and investment expertise and has served on the boards of numerous European biotech and life science companies. From September 2011 until June 2023, Dr. Neermann served as a non-executive director at Vivoryon N.V., a German biotech company that went public on Euronext Amsterdam in 2014, which is active in the development of novel, disease-modifying therapeutics against Alzheimer’s disease. Currently, Dr. Neermann serves as a non-executive director at Idea AG, a private German company. Dr. Neermann was previously a supervisory board member of ViCentra B.V., a Dutch limited liability company, and Eyesense GmbH, a German limited liability company, until January 2021, Ventaleon GmbH, a German limited liability company, until December 2020, and Kuros AG, a Swiss-headquartered company, until May 2017. Dr. Neermann was also a board member of Imcyse S.A., a Belgian limited liability company, until January 2021. Currently, he is owner and managing director of Betula29 GmbH, a German limited liability company. Dr. Neermann studied biotechnology at the Technical University of Brunswick, Germany, and MIT in Cambridge, USA, and holds a Master’s degree and a Ph.D. in biotechnology from the Technical University in Brunswick, Germany. He also studied economics at the Technical University in Brunswick, Germany, and Harvard Business School. We believe that Dr. Neermann is qualified to serve on our board due to his scientific background and extensive experience as an investor in the biotechnology and healthcare industries, which enable him to contribute important insights to our board on strategic leadership and drug commercialization matters.

Tamar Howson. Ms. Howson has been a member of the Board since October 2019. Ms. Howson has served as an independent director at MEI Pharma, Inc. since September 2019, and Cue Biopharma, Inc. since September 2020. She previously served as an independent director at Organovo Holdings, Inc. from June 2013 until September 2019, Enzymotec until December 2017, ContraVir until October 2018 and Scientus Pharma until December 2019. From January 2009 until December 2011, Ms. Howson worked as a Senior Advisor on the transaction team at JSB-Partners, providing business development support to life sciences companies. Before that, she served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, Inc. Prior to her role at Lexicon Pharmaceuticals, Inc, Ms. Howson was Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb Company, responsible for worldwide oversight and management of the identification, evaluation and negotiation of mergers and acquisitions, licensing and other external alliance activities. Additionally, Ms. Howson spent nearly a decade at SmithKline Beecham, where she served as Senior Vice President and Director, Business Development and managed the company’s USD 100 million venture capital fund, SR One. We believe that Ms. Howson’s extensive experience in corporate and business development in the biotechnology and pharmaceutical industries qualify her to serve as a member of our board.

Barclay Phillips. Mr. Phillips has been a member of the Board since November 2019. From August 2020 to October 2024, Mr. Phillips was Chief Operating Officer and Chief Financial Officer of Ribometrix, Inc., a discovery stage biotechnology company developing RNA-targeted small molecule therapeutics. Since September 2019, Mr. Phillips has been the managing member of Domantle Consulting LLC, a business strategy consulting firm for biotechnology companies. From 2008 to May 2019, Mr. Phillips served as the Chief Financial Officer for three separate Nasdaq listed, development stage biotechnology companies; G1 Therapeutics, Inc. (GTHX), Novavax (NVAX) and Micromet (acquired by Amgen in 2012 for $1.2B). In addition to carrying the CFO role, Mr. Phillips also held the title of SVP Corporate Development at G1 Therapeutics. During his tenure as CFO, Mr. Phillips was responsible for all finance and accounting functions, financing strategy (successfully raising over $1.4B), Wall Street and investor relations, public relations and corporate strategy and corporate development. Prior to his CFO experience, Mr. Phillips had extensive experience in life science venture investing and public market investing, serving for 9 years as the Managing Director of Vector Fund Management, a late-stage life sciences venture capital fund with over $250 million in committed capital and approximately 30 venture investments in biotechnology, medical technology and healthcare services companies. In addition, Mr. Phillips was Biotechnology Analyst and Director of Venture Investments for INVESCO Funds group, a no-load mutual fund family with a healthcare sector fund franchise totaling over $3.5 billion in assets under management. Mr. Phillips has served on the boards of several public and private companies, including roles as Audit Chair and Chair of the Nominating and Corporate Governance committees. He received a Bachelor of Arts degree in economics from the University of Colorado at Boulder. We believe that Mr. Phillips’ significant expertise in the areas of financing strategy, capital markets, and business development for multiple, Nasdaq-listed life science companies qualify him to serve as a member of our board and lead independent director.

Jon Congleton. Mr. Congleton has been a member of our Board since March 2026. Mr. Congleton has served as President and Chief Executive Officer and as a member of the board of directors of Mineralys Therapeutics, Inc. (“Mineralys”) since November 2020. Prior to joining Mineralys, Mr. Congleton was the Chief Executive Officer of Impel NeuroPharma, Inc. from September 2017 to May 2020. Prior to that, he served as the Chief Executive Officer and as a director of Nivalis Therapeutics, Inc. from January 2015 to February 2017. Mr. Congleton was previously at Teva Pharmaceutical Industries Ltd. (Teva), where for over 18 years, he held positions in general management and global strategic marketing, including Senior Vice President of Teva’s Global Central Nervous System Disorders from April 2013 to December 2014, Senior Vice President of the Global Medicine Group from November 2011 to April 2013, and General Manager of Teva Neuroscience, Inc. in the United States. Prior to joining Teva, Mr. Congleton spent ten years in a variety of commercial roles with predecessor companies of Sanofi. Mr. Congleton earned a B.S. in marketing from Kansas State University. We believe that Mr. Congleton is qualified to serve on our board due to his extensive experience as an executive officer of publicly listed life science companies qualify him to serve as a member of our board.

Director Independence

The listing rules of Nasdaq require us to maintain a board comprised of a majority of independent directors, as determined affirmatively by our board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board has determined that none of Mr. Bonney, Ms. Howson, Dr. Neermann, Mr. Phillips, Dr. Rudick, Ms. Skerjanec, Mr. Congleton, and Mr. Nagel, representing eight of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is an “independent director” as that term is defined under the Nasdaq listing rules. Dr. Nash and Dr. Vitt are not currently considered independent directors because of their positions as former Executive Chairman and Chief Executive Officer, respectively. Mr. Phillips is our lead independent director.

In making these determinations, our board considered the relationships that each non-employee director has with us and all other facts and circumstances our board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board is currently chaired by Mr. Bonney. Our board believes that the Company and its stockholders are currently best served by this leadership structure. As Chair of the Board, Mr. Bonney promotes unified leadership and direction for our board and management and provides the critical leadership necessary for carrying out our strategic initiatives. Mr. Bonney, together with our board’s strong committee system and independent directors, allows our board to maintain effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe our current board leadership structure enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

In addition, Mr. Phillips serves as our lead independent director. As the lead independent director, Mr. Phillips is responsible for:

•	presiding at all meetings of the Board at which the Chair is not present, including any executive sessions of the independent Directors;

•	calling meetings of the independent Directors;

•	serving as an advisor to the CEO and the Chair, as well as a non-exclusive liaison between the Chair and the independent Directors;

•	proposing items to the Chair and CEO for inclusion in agendas for meetings of the Board when the Lead Independent Director determines it is appropriate or necessary;

•	being available, when appropriate, for consultation and direct communication with stockholders; and

•	fulfilling such other responsibilities and carrying out such special projects as the Board may from time to time request.

Role of Board in Risk Oversight Process

Our board has an active role, as a whole and also at the committee level, in overseeing risk management. Our board is responsible for general oversight and regular review of risk management, including financial, strategic, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and governance committee is responsible for overseeing our corporate governance practices and the management of risks associated with board independence and potential conflicts of interest. Although each committee is responsible for evaluating and overseeing the management of certain risks, the entire board is regularly informed through discussions from committee members about such risks. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2025, our board held 13 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board on which he or she served during the periods that he or she served.

Our board has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board are described below.

Audit Committee

Our audit committee members currently consist of Mr. Phillips, Dr. Neermann, and Ms. Skerjanec. Mr. Phillips serves as the chairman. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Phillips qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting processes and the audit and review of our financial statements and assists our board in monitoring our financial systems and financial compliance. Among other responsibilities, our audit committee also:

•	has the sole authority to engage, appoint and oversee the work of our independent auditors;

•	approves the hiring, discharging and compensation of our independent auditors as well as the compensation of any other accountants or auditors engaged by us in connection with the preparation of financial statements;

•	pre-approve all auditing services and related terms and non-audit services to be provided to us by our independent auditors and any other accountants or auditors engaged by us in connection with the preparation of financial statements;

•	evaluates, at least annually, the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;

•	assists our board in monitoring and reviewing the adequacy and effectiveness of our internal accounting and financial controls as well as our internal control policies and procedures on a regular basis;

•	reviews our policies with respect to financial risk assessment and financial risk management;

•	reviews and monitors our policies and procedures relating to related person transactions;

•	reviews, in consultation with our independent auditors, our annual audit plan and scope of audit activities, monitoring such annual audit plan’s progress and reviewing and approving the scope and staffing of such plan; and

•	discusses and, as appropriate, reviews with management and our independent auditors our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, among other matters.

Our audit committee operates under a written charter approved by our board and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at http://ir.imux.com. Our audit committee held four meetings during 2025.

Compensation Committee

The members of our compensation committee are Ms. Howson, Ms. Skerjanec, Dr. Rudick, and Mr. Congleton. Mr. Congleton is currently the chair of our compensation committee. Our board has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	assists our board in providing oversight of our compensation policies, plans and benefits programs;

•	reviews and recommends for board approval corporate goals and objectives relevant to the compensation of our Chief Executive Officer, our Section 16 executive officers and all other direct reports to the Chief Executive Officer who have material responsibilities within the Company (collectively referred to as the “Designated Employees”);

•	evaluates the performance of our Chief Executive Officer and Designated Employees in light of established goals and objectives;

•	recommends compensation of our Chief Executive Officer and Designated Employees based on its evaluations;

•	reviews and makes recommendations to our board with respect to the salary, benefit plans, compensation policies and programs for the Chief Executive Officer and Designated Employees;

•	reviews and discusses with management the compensation disclosures required by SEC rules;

•	engages a compensation consultant, legal counsel or other external advisors to advise on executive compensation and assess the independence of executive officers in accordance with Nasdaq listing rules;

•	evaluates whether any compensation consultant, legal counsel or other external advisor has a conflict of interest in accordance with the SEC rules; and

•	prepares the annual compensation committee report required by SEC rules.

Our compensation committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our compensation committee held five meetings during 2025.

Nominating and Governance Committee

The members of our nominating and governance committee are Dr. Neermann, Mr. Phillips and Dr. Rudick. Dr. Neermann is the chairman of our nominating and governance committee. Our board has determined that each member of our nominating and governance committee is independent under the Nasdaq listing rules.

Our nominating and governance committee oversees and assists our board in reviewing and recommending nominees for election as directors. Among other responsibilities, the nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of our board and its committees;

•	assesses the performance of members of our board and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board membership and conducts searches for potential members of our board;

•	fulfills our board’s oversight responsibility with respect to our cybersecurity policies, overseeing our risk management with respect to cybersecurity, reviewing our adoption and implementation of systems, controls and procedures designed to prevent, detect and respond to cyber-attacks or security breaches involving us, and reviewing our cybersecurity insurance requirements;

•	periodically reviews our policy with respect to the United States Foreign Corrupt Practices Act;

•	monitors the compliance of our senior officers with our Code of Business Conduct and Ethics; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our nominating and governance committee held two meetings during 2025.

Compensation Committee Interlocks and Insider Participation

None of the current or past members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our compensation committee or our board.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the member or members of the board eligible for reelection, our nominating and governance committee will consider the following:

•	The current size and composition of our board and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our nominating and governance committee may consider appropriate.

The nominating and governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The nominating and governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and governance committee believe that it is essential that members of our board represent diverse viewpoints. Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest levels of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board the director nominee. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board has the final authority in determining the selection of director candidates for nomination to our board.

Requirements for Stockholder Recommendations of a Candidate to our Board

It is the policy of our nominating and governance committee to consider recommendations for candidates to our board from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and personal references. Further details are set forth below in “Proposals of Stockholders for 2027 Annual Meeting.”

Our nominating and governance committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Immunic, Inc., Attention: Corporate Secretary, 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Our corporate secretary monitors these communications and will provide a summary of all received messages to the board at each regularly scheduled meeting of the board. Our board generally meets on a quarterly basis. Where the nature of a communication warrants, our corporate secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board, non-management directors, independent advisors or our management, as our corporate secretary considers appropriate.

Our corporate secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and governance committee. This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board at annual meetings of stockholders.

We encourage, but do not require, directors to attend. All of our board members serving at the time of our 2025 annual meeting attended our 2025 annual meeting.

Code of Business Conduct and Ethics

Our board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A copy of the code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://ir.imux.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Insider Trading Policy and Employee, Officer and Director Hedging

Our board has adopted a written insider trading policy applicable to all directors, officers and employees, which the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Subject individuals are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Director Compensation Policy

Cash Compensation

Under our current outside director compensation policy effective March 2026, all non-employee directors are entitled to receive the following cash compensation for their services:

•	each non-employee director receives an annual base retainer of $45,000 except that the non-executive Chairman of the Board receives an additional $35,000;

•	in addition to the annual base retainer, the chairman of our audit committee receives an annual fee of $20,000 and other members of our audit committee receive an annual fee of $10,000;

•	in addition to the annual base retainer, the chairman of our nominating and governance committee receives an annual fee of $10,000 and other members of our nominating and governance committee receive an annual fee of $5,000; and

•	in addition to the annual base retainer, the chairman of our compensation committee receives an annual fee of $15,000 and other members of our compensation committee receive an annual fee of $7,500.

All cash payments to non-employee directors are paid quarterly in arrears. We also reimburse our directors for their reasonable expenses incurred in connection with attending board and committee meetings.

The lead independent director is also entitled to receive an annual cash retainer of $10,000 paid quarterly.

 Equity Compensation

In addition to cash compensation, our non-employee directors are also entitled to equity awards under our outside director compensation policy. Each new non-employee director who first joins us is granted an initial award of a non-statutory stock option to purchase 50,740 shares of Company common stock, which had increased from 10,000. In addition, on the date of each annual meeting of stockholders, each non-employee director who has been a non-employee director for six months or more on the date of the annual meeting is granted an annual award of a non-statutory stock option to purchase 25,370 shares of Company common stock, which had increased from 5,000. The initial award vests in 36 monthly installments subject to the director’s continued service with the Company. The annual award vests in 12 monthly installments subject to the director’s continued service with the Company.

Director Compensation

Our compensation committee retained Aon to provide recommendations on non-employee director compensation based on an analysis of market data compiled from comparable companies in the biotechnology industry. The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Mr. Michael Bonney(2)	—	—	—	—
Ms. Simona Skerjanec	52,160	96,975	—	149,135
Mr. Jon Congleton(4)	—	—	—	—
Dr. Richard Rudick	52,500	96,975	—	149,475
Thorvald Nagel(4)	—	—	—	—
Dr. Jörg Neermann	60,000	96,975	—	156,975
Ms. Tamar Howson	52,840	96,975	—	149,815
Mr. Barclay Phillips	75,000	96,975	—	171,975
Ms. Maria Tornsen(5)	59,660	96,975	—	156,635

* Duane Nash was an executive officer of the Company during the year ended December 31, 2025. For a description of his compensation see the section titled “Executive Compensation”.

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC 718”) Compensation – Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 7 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Mr. Bonney joined the Board in May 2026, and so received no compensation during the year ended December 31, 2025.

(3)	Mr. Congleton joined the Board in April 2026, and so received no compensation during the year ended December 31, 2025.

(4)	Mr. Nagel joined the Board in February 2026, and so received no compensation during the year ended December 31, 2025.

(5)	Ms. Tornsen resigned from the Board in February 2026.

PROPOSAL NUMBER 1
ELECTION OF CLASS III DIRECTORS

Our board of directors is currently composed of ten directors and is divided into three staggered classes of directors. At the annual meeting, three Class III Directors will be elected to our board of directors by the holders of our common stock. Each Class III Director’s term continues until our 2029 annual meeting and the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and governance committee recommended for nomination and our board of directors nominated Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick for election as Class III Directors at the annual meeting. If elected, they will serve as Class III Directors until the 2029 annual meeting and until their respective successors are duly elected and qualified. For more information concerning Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick, please see the section entitled “Board of Directors and Corporate Governance.”

Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominees who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class III Directors elected to the board of directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, if Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick each receive a single “FOR” vote, he or she will be elected as Class III Director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Mr. Michael Bonney, Mr. Thorvald Nagel and Dr. Richard Rudick as Class III Directors.

PROPOSAL NUMBER 2

TO APPROVE AN AMENDMENT TO THE EXISTING 2019 OMNIBUS PLAN

Background and Purpose of the Proposal

Our Board of Directors is requesting that our stockholders approve an amendment to the Immunic, Inc. Amended 2019 Omnibus Plan, as amended (the “Existing 2019 Omnibus Plan”), to increase the number of shares of common stock authorized for issuance by 6,000,000 shares, to a total of 8,644,887 shares. The Existing 2019 Omnibus Plan, as amended and restated by the Plan Amendment , shall be referred to as the “Amended 2019 Omnibus Plan.” The complete text of the Amended 2019 Omnibus Plan is set forth in Appendix A to this proxy statement. Except for the foregoing, the terms of the Existing 2019 Omnibus Plan as previously approved by our stockholders in 2019, and as amended on June 28, 2023, March 4, 2024, and June 4, 2025, shall remain in full force and effect.

Over the past several years, the biotechnology industry has experienced significant challenges, and the market value of our common stock has declined, reflecting challenges inherent in the research and development of novel product candidates for neurologic and gastrointestinal diseases. During this time, we have continued to advance our pipeline of orally administered, small molecule programs, to directly address the unmet needs of patients with serious chronic inflammatory and autoimmune diseases through top-tier collaboration and licensing partnerships and several dilutive financing events, which involved issuing a significant number of pre-funded warrants and common stock warrants to purchase our common stock.

In May 2025, we issued an aggregate of 8,666,667 pre-funded warrants, and in February 2026, we issued an aggregate of 22,907,600 pre-funded warrants and common stock warrants. We believe we are well-positioned to achieve our business objectives, but the significant dilution from these warrants presents challenges to our ability to motivate, incentivize and retain qualified employees through equity awards.

As noted above, we undertook several dilutive financings to advance our clinical pipeline through Phase 3 and into commercial. These financings were material, particularly once the impact of the pre-funded warrants is reflected. On a fully diluted basis as of the record date (including pre-funded warrants, common stock , stock optionsand outstanding stock appreciation rights (“SARs”)), employees’ aggregate ownership declined from approximately 13% prior to these financings to approximately 7% thereafter. While these transactions were undertaken in the long-term interests of stockholders, the resulting reduction in employee ownership may raise retention and alignment concerns if not addressed.

Accordingly, we are seeking stockholder approval of the Plan Amendment, with a proposed increase of 6.0 million shares. Our Compensation Committee determined the requested 6.0 million total shares to be reserved for the Amended 2019 Omnibus Plan based on an analysis of the dilution resulting from the exercise of the 2025 and 2026 pre-funded and common stock warrants, coupled with a desire to preserve the overall equity compensation opportunities of our employees assuming full exercise of all outstanding warrants. Our Compensation Committee also assessed the magnitude of the share reserve under the Amended 2019 Omnibus Plan that our stockholders would likely find acceptable.  We expect to use the total share pool for the Amended 2019 Omnibus Plan for the 2026 and 2027 equity grant cycle, the Contingent Option Grants (discussed further below), and to settle up to 910,000 SARs in shares upon vesting.

In April 2026, our stockholders approved a reverse stock split of the Company’s issued and outstanding common stock. Our Board of Directors subsequently determined the reverse stock split at a 1-for-10 ratio. The requested shares for the Amended 2019 Omnibus Plan reflects the common stock outstanding on a post-split basis.

Retirement of the Inducement Plan

On March 13, 2026, the Board of Directors and the Compensation Committee adopted the 2026 Inducement Plan consisting of 3,000,000 shares of common stock, which is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules. Simultaneous with approval of the Amended 2019 Omnibus Plan, we will retire the Inducement Plan and only issue shares of common stock under the Amended 2019 Omnibus Plan. On May 19, 2026, the Board of Directors and the Compensation Committee approved a decrease in the shares authorized for issuance under the Company’s 2026 Inducement Plan, from 3,000,000 shares to 1,250,000 shares. Prior to the 2026 Annual Meeting, we intend to use up to 1,250,000 shares remaining in the Inducement Plan for strategic hires and retire the remaining 1,450,000 shares.

Contingent Option Grants

To support our ability to maintain a market-competitive annual equity compensation program for our equity-eligible employees, in April 2026, the Compensation Committee approved the grant of an aggregate number of 1,950,819 stock options to our employees (including executives), subject to stockholder approval of the Plan Amendment (the “Contingent Option Grants”). Although the Contingent Option Grants increased the size of the requested share pool for the Amended 2019 Omnibus Plan, we still expect this share pool to only last one to two years.

Consistent with the terms of the Amended 2019 Omnibus Plan, the Contingent Option Grants have an exercise price of $11.60 per share, which is equal to the closing price of our common stock on The Nasdaq Stock Market on the date of grant of the Contingent Option Grants. Also consistent with the terms of the Amended 2019 Omnibus Plan, the Contingent Option Grants will vest over 4 years. If our stockholders do not approve the Plan Amendment, the Contingent Option Grants will be cancelled and will have no further force or effect. In no event may the Contingent Option Grants be exercised prior to stockholder approval of the Plan Amendment.

Key Reasons to Vote for this Proposal

In determining and recommending to the Board of Directors the number of additional shares to request under the Amended 2019 Omnibus Plan, the Compensation Committee considered a number of factors, including the following:

•	Equity Compensation is Critical to Our Talent Attraction and Retention Strategy: We have historically viewed equity compensation, particularly the usage of stock options, as an important part of our talent management and compensation incentivization program. Our equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee to attract new key employees and to continue to retain current key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. The Amended 2019 Omnibus Plan also addresses the potential dilution from the pre-funded warrants and common stock warrants in a targeted manner by requesting shares that are only expected to fund our 2026 and 2027 equity needs.

•	Equity Compensation is Important in a Competitive Labor Market: We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the Amended 2019 Omnibus Plan is not approved by our stockholders, we will need to reassess how to address the impactful dilution to executive and employee equity holdings resulting from the future exercise of the pre-funded warrants and common stock warrants. If our employees do not have certainty that their equity holdings will be protected from the dilution resulting from these pre-funded warrants, our already significant retention concerns will be exacerbated in what is a highly competitive market. As a result, if the Plan Amendment is not approved, we could be forced to increase cash compensation, which will reduce the resources we are able to allocate to meeting our business needs and objectives. Therefore, the approval of the Plan Amendment is vital to our future success.

•	Remaining Share Capacity Poses Significant Risk to Employee Retention Strategy: As of May 26, 2026, the number of shares that were available for awards under the Existing 2019 Omnibus Plan was 35,471 (which number does not include the Contingent Option Grants). With the expected retirement of the Inducement Plan prior to the 2026 Annual Meeting, there are no shares available for future awards under any other equity-based compensation plan that the Company had adopted previously. Without an increase in the shares authorized for awards, we will not be able to continue to make any broad-based equity awards after exhaustion of the remaining shares. In addition, we would need to increase our cash compensation to support the competitiveness of our employee compensation program, which would impact our ability to allocate capital towards our strategic initiatives.

•	Regular Ongoing Stockholder Approval for Future New Share Requests: The intended new share request is expected to support our annual equity compensation program for approximately one to two years, providing stockholders the opportunity to weigh in on our equity compensation practices on a more frequent basis. The actual rate at which we use shares under the Amended 2019 Omnibus Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as hiring and promotion activity, participation levels, long-term incentive award mix and vehicles, forfeiture rates, and future performance of our stock price.

We Carefully Manage the Use of Equity Awards

Overview

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, retain and motivate employees, non-employee directors and key consultants.

The following table provides information regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of our Common Stock may be issued (other than our Employee Stock Purchase Plan, or the ESPP). This includes shares subject to the outstanding awards under the Existing 2019 Omnibus Plan and the Inducement Plan (but does not include the Contingent Option Grants under the Amended 2019 Omnibus Plan, subject to stockholder approval), as well as the number of shares available under the Existing 2019 Omnibus Plan and the Inducement Plan for future awards.

As of May 26, 2026
Proposed new share request under the Amended 2019 Omnibus Plan	6,000,000
Total number of shares available for grant under the Existing 2019 Omnibus Plan	35,471
Total number of shares available for grant under the Inducement Plan(1)	1,250,000
Total number of shares subject to outstanding stock options(2)	2,911,306
Total shares subject to the Amended 2019 Omnibus Plan and other equity awards	10,196,777
Total number of shares of Common Stock outstanding	13,621,483
Total number of pre-funded warrants outstanding	32,243,449
Total potential shares outstanding, assuming exercise of all pre-funded warrants	45,864,932
Total potential dilution	22.2%

(1)	As noted above, the Inducement Plan will be retired prior to the 2026 Annual Meeting, and the remaining share pool will be cancelled.
(2)	Includes stock options outstanding under the Existing 2019 Omnibus Plan and the Inducement Plan. The weighted-average exercise price and weighted-average remaining contractual term of these options are $11.75 and 8.23 years, respectively. For purposes of this table, we have excluded outstanding SAR awards because they are currently cash-settled, and Immunic does not have any full-value awards (such as RSUs or restricted stock) outstanding.

In developing our share request for the Amended 2019 Omnibus Plan and analyzing the potential impact of the future exercise of the pre-funded warrants and the common stock warrants, we considered both our “overhang” and our “burn rate.”

Overhang

As shown in the table above, assuming approval of the Plan Amendment and exercise of all pre-funded warrants as of the record date, our total potential dilution would be approximately 22.2%. The Compensation Committee believes this level of dilution is reasonable and generally consistent with overhang levels for clinical-stage biopharmaceutical companies of similar size and stage, particularly given our recent financing activity and the need to maintain competitive equity opportunities for employees.

Burn Rate

Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted-average number of shares of common stock outstanding. Set forth below is a table that reflects our burn rate for the years ended December 31, 2025, 2024, and 2023, as well as an average over those years. The burn rate calculation in the table below excludes the cash-settled SARs, which we believe more accurately reflects our past equity usage. Our three-year average burn rate is aligned with the median of our industry and peer group.

Year Ended December 31,	Awards Granted (#)	Basic Weighted-Average Number of Shares of Common Stock Outstanding	Burn Rate
2025	993,710	15,568,803	6.38%
2024	1,034,560	10,017,477	10.33%
2023	281,056	4,432,005	6.34%
Three-Year Average	769,775	10,006,095	7.69%

Key Features of the Amended 2019 Omnibus Plan

The Amended 2019 Omnibus Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Amended 2019 Omnibus Plan can be automatically replenished.

•	No repricing of options or SARs without stockholder approval. The Amended 2019 Omnibus Plan prohibits the repricing of stock options or SARs without prior stockholder approval.

•	No liberal change in control definition. Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.

•	No discounted options or SARs. Stock options and SARs may not be granted under the Amended 2019 Omnibus Plan with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant.

•	No liberal share counting or “recycling” of shares. Shares delivered to our Company to purchase shares upon exercise of an award or to satisfy tax withholding obligations will not become available for issuance under the Amended 2019 Omnibus Plan.

•	Awards subject to forfeiture/clawback. Awards granted under the Amended 2019 Omnibus Plan will be subject to recoupment in accordance with the Immunic, Inc. Clawback Policy.

•	Payment of dividends only if underlying awards vest. Under the Amended 2019 Omnibus Plan, subject to limited Compensation Committee discretion for restricted shares, dividends and dividend equivalents may only be paid to the extent the underlying award vests.

•	No Tax Gross-Ups. The Amended 2019 Omnibus Plan does not provide for any tax gross-ups.

•	Limit on non-employee director compensation. The aggregate value of all awards granted under the Amended 2019 Plan by us to any individual for service as a non-employee director with respect to any calendar year will not exceed $500,000 in total grant date fair value of such awards for financial reporting purposes.

Summary of the Amended 2019 Omnibus Plan

A copy of the Amended 2019 Omnibus Plan is set forth in Appendix A to this Proxy Statement. What follows is a summary of the Amended 2019 Omnibus Plan, and is qualified in its entirety by reference to full text of the Amended 2019 Omnibus Plan.

The Amended 2019 Omnibus Plan, like the Existing 2019 Omnibus Plan, will cover the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our affiliates. For purposes of the Amended 2019 Omnibus Plan, our affiliates include any corporation, partnership, limited liability company, joint venture or other entity, with respect to which we, directly or indirectly, own either (i) stock of a corporation possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of any non-corporate entity.

As with the Existing 2019 Omnibus Plan, the Compensation Committee of the Board of Directors will administer the Amended 2019 Omnibus Plan. The Compensation Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full board of directors must serve as the Compensation Committee with respect to any awards to our non-employee directors.

Up to a maximum of 8,644,887 shares of our common stock may be delivered in settlement of awards granted under the Amended 2019 Omnibus Plan. Up to a maximum of 490,000 shares  of our Common Stock may be issued under the Amended 2019 Omnibus Plan pursuant to the exercise of incentive stock options. The stock delivered to settle awards made under the Amended 2019 Omnibus Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the Amended 2019 Omnibus Plan. If any shares subject to any award granted under the Amended 2019 Omnibus Plan (other than a substitute award as described below) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the Amended 2019 Omnibus Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the Amended 2019 Omnibus Plan and will not again be available for grant under the Amended 2019 Omnibus Plan. Upon settlement of any stock appreciation rights, or SARs, the number of shares underlying the portion of the SARs that is exercised will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the Amended 2019 Omnibus Plan and shall not again be treated as available for issuance under the Amended 2019 Omnibus Plan.

If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our Common Stock such that the Compensation Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the Amended 2019 Omnibus Plan, the Compensation Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2019 Omnibus Plan.

Types of Awards

The Amended 2019 Omnibus Plan, like the Existing 2019 Omnibus Plan, permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options, or ISOs;
•	stock appreciation rights, or SARs;
•	restricted shares;
•	deferred stock and restricted stock units;
•	performance units and performance shares;
•	dividend equivalents;
•	bonus shares; and
•	other stock-based awards.

Generally, awards under the Amended 2019 Omnibus Plan are granted for no consideration other than prior and future services. Awards granted under the Amended 2019 Omnibus Plan may, in the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Amended 2019 Omnibus Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs

The Compensation Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of our common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the Compensation Committee and set forth in the applicable award agreement but the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the Compensation Committee and set forth in the applicable award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of our common stock previously owned by the grantee or, with the approval of the Compensation Committee, by delivery of shares of our common stock acquired upon the exercise of such option or by delivering restricted shares. The Compensation Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. The grant of ISOs is contingent upon stockholder approval of the Amended 2019 Omnibus Plan within 12 months of its adoption by our board of directors.

Restricted Shares

The Compensation Committee may award restricted shares consisting of shares of our common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Compensation Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the applicable award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the applicable award agreement.

Deferred Stock and Restricted Stock Units

The Compensation Committee may also grant deferred stock awards and/or restricted stock unit awards. A deferred stock award is the grant of a right to receive a specified number of shares of our common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of our Common Stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership until the shares underlying the award are delivered in settlement of the award. The applicable award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock and, if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.

Performance Units

The Compensation Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the applicable award agreement. The initial value of a performance unit will be determined by the Compensation Committee at the time of grant. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Performance Shares

The Compensation Committee may grant performance shares, which entitle a grantee to a certain number of shares of Common Stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the applicable award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Bonus Shares

The Compensation Committee may grant fully vested shares of our common stock as bonus shares on such terms and conditions as specified in the applicable award agreement.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of our common stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Amended 2019 Omnibus Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in shares of our Common Stock or in other property.

Other Stock-Based Awards

The Amended 2019 Omnibus Plan authorizes the Compensation Committee to grant awards that are valued in whole or in part by reference to, or otherwise based on, our securities. The Compensation Committee determines the terms and conditions of such awards, including whether awards are paid in shares or cash.

Merger, Consolidation or Similar Corporate Transaction

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our stock (collectively, a “Corporate Transaction”), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Compensation Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Compensation Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Compensation Committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the Amended 2019 Omnibus Plan

The Amended 2019 Omnibus Plan may be further amended, altered, suspended, discontinued or terminated by our board of directors without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Stockholder approval is required by Nasdaq Rule 5635(c) for a material amendment to an equity compensation plan, which includes a material increase in the number of shares to be issued under the plan. Thus, stockholder approval is being sought to increase the number of shares of common stock authorized for issuance pursuant to the Amended 2019 Omnibus Plan to a total of 8,644,887 shares. Stockholder approval will not necessarily be required for amendments which might increase the cost of the Amended 2019 Omnibus Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

In addition, subject to the terms of the Amended 2019 Omnibus Plan, no amendment or termination of the Amended 2019 Omnibus Plan may materially and adversely affect the right of a grantee under any award granted under the Amended 2019 Omnibus Plan.

Unless earlier terminated by our board of directors, the Amended 2019 Omnibus Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on the tenth anniversary of the effective date of the Amended 2019 Omnibus Plan.

Federal Income Tax Consequences

This discussion regarding federal tax consequences is intended for the general information of our stockholders, not participants in the Amended 2019 Omnibus Plan. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Section 162(m) of the Code

Subject to certain limited exemptions, Section 162(m) of the Code denies an income tax deduction to any publicly held corporation for compensation paid to a “covered employee” to the extent such compensation in any taxable year exceeds $1 million. It is the Company’s policy to take into account the implications of Section 162(m) among all other factors reviewed in making compensation decisions. However, the plan administrator, while considering tax deductibility as one factor in determining compensation under the Amended 2019 Omnibus Plan, will not limit compensation to those levels or types of compensation that will be deductible if it determines that an award is consistent with its philosophy and is in the Company’s and the stockholders’ best interests. Accordingly, some portion of the compensation paid to a Company executive under the Amended 2019 Omnibus Plan may not be tax deductible by the Company under Section 162(m) of the Code.

Section 409A of the Code

Certain awards under the Amended 2019 Omnibus Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

Federal Income Tax Treatment of Various Awards

•	Nonqualified Stock Options: An awardee of NSOs does not realize taxable income upon receiving an option, nor are we entitled to any deduction at the time of grant. Upon exercise of an NSO, the awardee realizes ordinary income, and we are entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An awardee’s basis for the stock for the purpose of determining gain or loss on the subsequent disposition of the stock is the fair market value of the stock on the date of exercise.
•	Incentive Stock Options: There is no taxable income to an awardee of ISOs either at the time of grant or upon exercise; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price is an “item of tax preference” for purposes of alternative minimum taxable income for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us unless the optionee disposes of the stock within two years after the date of grant or within one year of the date the stock was transferred to the optionee. In that event, the difference between the option exercise price and the fair market value of the stock on the date of the exercise is taxed at ordinary income rates, and we are entitled to a deduction to the extent the employee must recognize ordinary income. An ISO that is exercised more than three months after a termination of employment other than due to the optionee’s death or disability is taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. We are entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
•	Other Awards. The current federal income tax consequences of other awards authorized under the Amended 2019 Omnibus Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and RSUs, dividend equivalents and other stock or cash based awards are generally recognize taxable ordinary income at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Certain Limitations on Grants to Employees Subject to German Law

The following is a summary of certain limitations on grants under the Amended 2019 Omnibus Plan to employees subject to German law:

•	Grantees may elect to satisfy withholding tax obligations by means of payment in cash, withholding of shares, withholding from other compensation due, or a combination of the foregoing methods. If no election is made, payment of withholding tax obligations will be made in cash.
•	For grantees employed by a German affiliate of the Company (the “Employing Entity”), grants under the Amended 2019 Omnibus Plan will not create an employment relationship between the Company and the grantee. The Employing Entity will remain grantee’s sole employer, and will not be held liable for the proper performance of the Amended 2019 Omnibus Plan.
•	Participation in the Amended 2019 Omnibus Plan is expressly governed by the laws of the State of Delaware, other than its laws regarding conflicts of law or principles that might otherwise refer construction or interpretation of the Amended 2019 Omnibus Plan to the substantive law of another jurisdiction. Grantees submit to the exclusive jurisdiction and venue of Delaware courts.
•	Participation in the Amended 2019 Omnibus Plan is granted on an exclusively voluntary basis. Even if there are repeated grants and despite no express notification that a grant is made voluntarily, no legal claim for future grants exists and further grants remain in the complete discretion of the Company.
•	To the extent that participation in the Amended 2019 Omnibus Plan is subject to mandatory German laws which cannot be circumvented, the definition of “cause” under the Amended 2019 Omnibus Plan or any award agreement thereunder will be interpreted to mean a serious cause as determined in section 626 of the German Civil Code as regards a material breach of the grantee’s obligations deriving from employment with the Employing Entity as well as determined in the Protection against unfair Dismissal Act for a dismissal based on the behavior of an employee (“verhaltensbedingter Kündigungsgrund”).
•	Processing of personal data of grantees will be conducted in strict compliance with applicable data protection laws, including the respective EU Regulation. A grantee’s participation in the Amended 2019 Omnibus Plan and the grant of any awards thereunder is subject to grantee providing and not withdrawing any required consents.

New Plan Benefits

As noted above, to fulfill our 2026 annual grant commitments and maintain market-competitive equity awards for all eligible employees, the Compensation Committee approved Contingent Option Grants for the NEOs and 85 additional executive officers and employees. The Contingent Option Grants are intended to incentivize and reward our executive officers and employees for their continued service and to further align their interests with the long-term success of our stockholders. If Proposal 2 is not approved, the Contingent Option Grants will be cancelled unless stockholders subsequently approve a sufficient share increase.

No other grants were made subject to or related to stockholder approval of this proposal. Other future grants under the Amended 2019 Omnibus Plan will be made at the discretion of the Compensation Committee, and, accordingly, are not yet determinable.

Name and Position	Number of Shares of Common Stock Underlying Contingent Option Grants
Daniel Vitt (2)	445,000
Jason Tardio	253,000
Andreas Muehler	120,000
Glenn Whaley	120,000

All current executive officers as a group(1)	1,418,000
All employees who are not executive officers, as a group	532,819
All current directors who are not executive officers as a group	177,590

(1)	The amounts shown include the amounts reported in the table individually for each NEO.
(2)	On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement.

Awards Previously Granted Under the Existing 2019 Omnibus Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to outstanding awards that have been granted under the Amended 2019 Omnibus Plan as of May 26, 2026. As of May 26, 2026, the closing price of our Common Stock was $12.97 per share.

Name and Position(1)	Number of Options (#)	Number of SARs (#)(2)	Number of RSUs or Stock Awards (#)
Daniel Vitt (4)	432,300	86,000	—
Jason Tardio	125,600	33,000	—
Andreas Muehler	163,990	33,000	—
Glenn Whaley	139,390	28,000	—
Duane Nash	168,195	31,500	—
All current executive officers as a group(3)	1,497,859	844,500	—
All employees who are not executive officers, as a group	908,680	551,783	—
All current directors who are not executive officers as a group	159,088	—	—

(1)	This table excludes the Contingent Option Grants, which are included in the New Plan Benefits table above.
(2)	As noted above, the SARs granted under the Existing 2019 Omnibus Plan are cash-settled awards.
(3)	The amounts shown include the amounts reported in the table individually for each NEO.
(4)	On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement.

Required Vote

The approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have no effect on the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

If the Plan Amendment is approved, it will become effective immediately following the Annual Meeting, and we will have up to 8,644,887 shares authorized for future awards thereunder (subject to adjustment in the event of stock splits and similar events). If the Amended 2019 Omnibus Plan is not approved, then the Existing 2019 Omnibus Plan shall remain in effect.

Board Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the approval of the Plan Amendment.

PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026.

Notwithstanding such appointment and even if our stockholders ratify such appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Baker Tilly to our stockholders because we value our stockholders’ views on such appointment and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider appointing another independent registered public accounting firm. A representative of Baker Tilly is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us by Baker Tilly, our principal accountant. All fees below were pre-approved by the audit committee:

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees (1)	$562,017	$443,768
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$562,017	$443,768

(1)	Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by Section 404 of the Sarbanes-Oxley Act), services relating to comfort letters and registration statement filings including out-of-pocket expenses.

Auditor Independence

In 2025 and 2024, there were no other professional services provided by Baker Tilly that would have required our audit committee to consider their compatibility with maintaining the independence of Baker Tilly.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of Baker Tilly for 2025 and 2024 described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The audit committee (which, as of the date below, is composed of the undersigned directors) is a committee of the board of directors comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on Immunic’s web site at http://ir.imux.com/documents-and-charters. The audit committee held four meetings during fiscal year 2025. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, the Company, and the Company’s independent auditor. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and its performance on an annual basis.

With respect to our financial reporting process, our management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. Specifically, the audit committee is responsible for the appointment, compensation, and general oversight of the external auditor, as well as fee negotiations with the external auditor. It is not the responsibility of the audit committee to prepare Immunic’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2025 with the management of Immunic;

•	discussed with Baker Tilly the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, section 380), and as adopted by the PCAOB in Rule 3200T; and

•	received the written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the audit committee concerning independence, and has discussed with Baker Tilly its independence.

Based on the audit committee’s review of our audited financial statements and the various discussions with management and Baker Tilly, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Barclay Phillips, Chair
Simona Skerjanec
Dr. Jörg Neermann

May 29, 2026

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Immunic and other biographical information as of May 26, 2026, are set forth below. There are no family relationships among any of our directors and executive officers.

Name	Age	Position
Erik Lundgren	48	Incoming Chief Executive Officer
Dr. Daniel Vitt	57	Chief Executive Officer, Director
Jason Tardio	49	Chief Operating Officer, President
Dr. Hella Kohlhof	53	Chief Scientific Officer
Dr. Michael Panzara	59	Chief Medical Officer
Inderpal Singh	60	General Counsel
Patrick Walsh	43	Chief Business Officer
Glenn Whaley	58	Chief Financial Officer
Werner Gladdines	47	Chief Development Officer

Erik Lundgren. Mr. Lundgren will be joining Immunic on June 1, 2026, as our Chief Executive Officer. Mr. Lundgren was the Senior Vice President of the Commercial Portfolio Organization of Genentech, Inc., a biotechnology company and a member of the Roche Group, from May 2024 to May 2026. Prior to that role, Mr. Lundgren was the General Manager of Roche s.r.o. from April 2021 to May 2024. Mr. Lundgren was the Lifecycle Leader for Huntington’s disease at Roche from January 2018 to May 2021. Prior to that, Mr. Lundgren served in various managerial roles at Genentech from May 2007 to December 2017. Mr. Lundgren began his career in the consulting industry. Mr. Lundgren earned his Bachelor of Arts in Public Policy from Duke University and his Master of Business Administration from Harvard Business School.

Jason Tardio. Mr. Tardio joined Immunic in 2024 as our President and Chief Operating Officer. From July 2021 to July 2024, Mr. Tardio was Chief Operating Officer of Ovid Therapeutics Inc. after joining the firm as Chief Commercial Officer in November 2019. Prior to his role at Ovid Therapeutics, Inc., Mr. Tardio served as Vice President, Head of the Multiple Sclerosis Franchise at Novartis AG from September 2018 to November 2019. Before his employment at Novartis, Mr. Tardio worked for nine years in several capacities at Biogen Inc., where he most recently served as General Manager, Managing Director for the firm’s Latin America South affiliate. Mr. Tardio commenced his career in the biopharmaceutical industry at Wyeth Pharmaceuticals Inc. and Sepracor, Inc., respectively, in various sales, sales training, and marketing roles. Mr. Tardio holds a Bachelor of Science from The College of New Jersey and an MBA in Pharmaceutical Marketing from St. Joseph’s University.

Dr. Hella Kohlhof. Dr. Kohlhof joined Immunic in 2017 as our Chief Scientific Officer. She studied biology in Aachen, Gothenborg (Sweden) and Munich and received her Doctorate in Biology from the Ludwig Maximilians University of Munich (Germany). During her Ph.D. and post-doctoral position at the Institute of Clinical Molecular Biology and Tumor Genetics at the Helmholtz Centre in Munich, she worked on the normal and malignant B cell development influenced by Notch and Epstein Barr Virus mediated signaling. In 2008, she joined 4SC AG as a research scientist and group leader and established the research laboratory for translational pharmacology. She worked on 4SC’s preclinical and clinical stage projects from the oncology and immunology field, including IMU-838 and IMU-366. From 2011 onward, Dr. Kohlhof was responsible for the management and development of 4SC’s epigenetic clinical stage small molecule inhibitor 4SC-202. In early 2015, as Director of Development Projects, she took over responsibility for the complete development portfolio of 4SC AG. She currently serves as managing director of Immunic Research GmbH, a German subsidiary of the Company, and Constanze Investment GmbH, a German limited liability company, respectively. Dr. Kohlhof has a strong scientific background in the immunology and oncology field and is experienced in drug development, preclinical and translational pharmacology, clinical trial design and bio-marker development.

Dr. Michael Panzara. Dr. Panzara joined Immunic in April 2026 as our Chief Medical Officer. Dr. Panzara served as chief medical officer at Neurvati Neurosciences, Inc., a Blackstone Life Sciences portfolio company, from October 2022 to March 2026. Previously, Dr. Panzara served as chief medical officer and head of therapeutics discovery and development at Wave Life Sciences Ltd., a publicly traded genetic medicines company, from May 2020 to October 2022, where he previously served as chief medical officer from November 2018 to May 2020 and as franchise lead of neurology from July 2016 to November 2018. Prior to joining Wave Life Sciences, Dr. Panzara served in various roles at Sanofi Genzyme, including most recently as head of multiple sclerosis, neurology and ophthalmology therapeutic area for global development. Dr. Panzara has held numerous other positions in the healthcare and biopharmaceutical industries, including vice president and chief medical officer in neurology at Biogen, and instructor in neurology at Harvard Medical School with clinical appointments at Brigham & Women’s Hospital and Massachusetts General Hospital. Dr. Panzara has served on the board of directors of LeonaBio, Inc. (Nasdaq: LONA) since March 2022. Dr. Panzara also serves on the board of directors of Cadenza Bio, Inc. Dr. Panzara earned an M.P.H from Harvard School of Public Health in 2002, an M.D. from Stanford University School of Medicine in 1994, and a B.A. in biology from the University of Pennsylvania in 1989.

Inderpal Singh. Mr. Singh joined Immunic in June 2021 as our General Counsel. He joined from Sandoz International GmbH, where he served as the Global Legal Head of Biopharma since January 2018. After earning his college degree in India, Mr. Singh qualified as an attorney with specialization in Corporate and Commercial Law at Johannes-Gutenberg University in Mainz, Germany. Mr. Singh completed two executive MBA programs at the University of Mannheim, Germany and INSEAD Business School in Fontainebleau, France. During his tenure at Sandoz and as a member of various leadership teams, he was responsible for all legal activities, including development, regulatory, and medical matters, as well as commercial operations, business development, alliance management and market access for biopharma. Before that, from 2015 through 2017, Mr. Singh served at Merck KGaA as Global Legal Head of Global Manufacturing and Supply and Regional Counsel of Middle East and Africa, Commonwealth of Independent States and Turkey. From 2013 to 2015, he was Legal Director (Europe) at Biogen Idec International GmbH. Earlier in his career, Mr. Singh spent 15 years in legal positions of increasing responsibility at Pfizer Deutschland GmbH and Pfizer Inc. (U.S.).

Patrick Walsh. Mr. Walsh joined Immunic in October 2021 as our Chief Business Officer. He joined from Akebia Therapeutics, Inc., where he served as Vice President of Business Development from July 2015 until October 2021 and completed an array of strategic transactions, including multiple partnerships, in-licenses, non-dilutive financings, and a merger. Mr. Walsh holds both an M.S. in molecular, cellular and developmental biology and an MBA from the University of Michigan and a B.A. in biology and economics from Colby College. Mr. Walsh was previously in Corporate Development at AVEO Oncology, during which time he worked on all aspects of business development. Earlier in his career, Mr. Walsh was a consultant to life science companies with Capgemini SE and was on the healthcare investment banking team at Leerink Partners.

Glenn Whaley. Mr. Whaley joined Immunic as Principal Accounting Officer and Controller in December 2019. In April 2020, he was promoted to the position of Vice President Finance, Principal Financial and Accounting Officer. In March 2022, he was promoted to the position of Chief Financial Officer. Mr. Whaley has more than 30 years of experience in accounting and finance roles. Prior to joining us, Mr. Whaley was Vice President of Finance at Pernix Therapeutics, a branded and generics pharmaceutical company, from March 2015 until May 2019. His responsibilities included Principal Financial and Accounting Officer, from November 2018 until May 2019, Principal Accounting Officer and Controller from December 2017 until November 2018 and Vice President of Financial Planning and Analysis from March 2015 until November 2017. Mr. Whaley was Vice President of Finance for Alvogen, Inc., a global pharmaceutical company, from May 2011 until March 2015. His responsibilities included Vice President Finance of U.S. Operations from August 2013 to March 2015 and Global Corporate Controller from May 2011 to August 2013. Prior to Alvogen, Mr. Whaley served as Corporate Controller for ImClone Systems, a biopharmaceutical company dedicated to developing biologic medicines in the area of oncology, from January 2007 to May 2011 and Senior Director of Financial Reporting from January 2005 to December 2006. Prior to ImClone Systems, Mr. Whaley served in financial roles at increasing levels of responsibility in public accounting and the pharmaceutical and telecommunications industries. Mr. Whaley holds a Bachelor of Science degree from Rutgers University Business School and is a Member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Werner Gladdines. Mr. Gladdines joined Immunic in January 2021 as Head of the IMU-838 Program, and since that time held positions of increasing responsibility with the Company, and was appointed Vice President, Program Management & Clinical Development Operations in February 2023. In July 2024, he was appointed Chief Development Officer. Mr. Gladdines has more than 20 years of experience in building and leading global drug development, clinical operations and clinical sciences teams in oncology, neurology and rare disease therapeutic areas across different commercial and clinical-stage biotechnology companies, including AIMM Therapeutics B.V., Rainier Therapeutics, Inc., Biomarin Pharmaceutical Inc., Prosensa Therapeutics B.V., to-BBB technologies B.V. and Genzyme Corp. During his career, Mr. Gladdines has also executed strategic development and operational plans that have delivered timely and meaningful therapies for patients and has actively contributed to the registration of three medicinal products and the successful delivery of over 20 international phase 1 to phase 4 clinical studies. Mr. Gladdines earned a master’s degree in bio-pharmaceutical sciences from the University of Leiden, The Netherlands, where he focused on developing mathematical models describing concentration-effect relationships of neuroactive steroids.

Biographical information for Dr. Daniel Vitt is set forth above in the section titled “Board of Directors and Corporate Governance.”

EXECUTIVE COMPENSATION

Processes and Procedures for Executive Compensation

Our compensation committee assists our board of directors in discharging its responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual executive incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Our nominating and governance committee has authority to review and recommend to the board compensation programs for our outside directors, although this role has been predominantly undertaken by our compensation committee, in consultation with members of our full board. Management generally does not have a role in the setting of director compensation. Our nominating and governance committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the nominating and governance committee as a whole.

From time to time, our compensation committee has engaged Aon, an independent compensation consulting firm, to evaluate our levels and types of executive and director compensation and to recommend changes as appropriate. Among other objectives, Aon has assisted the compensation committee in identifying a peer group of companies based on our current stage of development for the comparison of executive and director compensation and has also provided to the compensation committee comparative data on executive and director compensation practices in our industry and general advice on our executive and director compensation programs. The compensation committee consults regularly with Aon in connection with specific aspects of or questions relating to our executive and director compensation.

The compensation committee has the sole authority to approve the terms of any engagement of Aon. Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our executive and director compensation programs, our board of directors and compensation committee ultimately make their own decisions about these matters.

The compensation committee has a policy that requires any compensation consultant retained by the committee to be independent of the Company and management. The compensation committee reviewed the independence of Aon in light of this policy, SEC rules and Nasdaq listing standards regarding compensation consultants and concluded that Aon’s work for the compensation committee does not raise any conflict of interest.

Clawback Policy

We adopted in 2023 a written compensation recovery policy in accordance with applicable Nasdaq rules, a copy of which was filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 22, 2024. The policy, which was effective as of October 2, 2023, generally provides that we will seek to recover incentive-based compensation received by any current or former executive officer, without regard to any fault or misconduct of such executive officer, in the event of an accounting restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws during the three completed fiscal years immediately preceding the date we determine that an accounting restatement is required. This policy supersedes the Compensation Recoupment Policy of the Company that was adopted and approved by the Board on July 2, 2020.

Say-on-Pay and Say-When-on-Pay

We hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every three years, and hold our advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) every six years. The Compensation Committee annually reevaluates our compensation practices to determine how they might be improved.

Equity Compensation Policy

While we do not have a formal written policy in place with regard to the timing of certain equity awards in relation to the disclosure of material nonpublic information, our Board and the Compensation Committee do not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our practice generally to grant initial equity awards to our officers and non-employee directors in connection with their hiring or appointment to the Board, as applicable. We generally intend to issue equity awards to our officers. In addition, non-employee directors receive grants of initial and annual equity awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively, pursuant to our Non-Employee Director Compensation Policy. Option grants generally are effective on the date the award determination is made by the Compensation Committee or the Board, as the case may be, and the exercise price of options is typically based upon the Fair Market Value of our common stock as defined in our 2019 Omnibus Equity Incentive Plan, as amended.

For additional information, see the section of this proxy statement entitled “Director Compensation Policy.” See also the Existing 2019 Omnibus Plan, as amended, which is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

During the fiscal year ended December 31, 2025, we did not award any equity awards to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information, and ending one business day after the filing or furnishing of such report.

Summary Compensation Table

Our named executive officers (“NEOs”) for the year ended December 31, 2025 were Dr. Daniel Vitt, our Chief Executive Officer and Director; Dr. Duane Nash, our former Executive Chairman; Jason Tardio, our Chief Operating Officer and President, Dr. Andreas Muehler, our former Chief Medical Officer; and Glenn Whaley, our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Appreciation Rights ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Dr. Daniel Vitt(3)	2025	625,250	1,043,081	133,300	—	401,258	100,000	(4)	2,302,889
Chief Executive Officer	2024	610,000	2,160,474		—	167,749			2,938,223

Dr. Duane D. Nash(5)	2025	400,551	368,505	48,825	—	162,000			979,881
Former Executive Chairman	2024	388,416	745,729		—	77,683			1,211,828

Dr. Andreas Muehler(6)	2025	540,125	400,696	51,150	—	252,274	17,426	(6)	1,261,671
Former Chief Medical Officer	2024	500,000	752,114		—	100,000	16,121	(6)	1,368,235

Glenn Whaley	2025	463,750	337,093	43,400	—	218,500			1,062,743
Chief Financial Officer	2024	445,000	637,957		—	89,000			1,171,957

Jason Tardio	2025	512,500	400,696	51,150	—	239,200			1,203,546
COO and President	2024	250,000	670,219		—	110,000			1,030,219

(1)	An exchange rate of 1.16569 Euro to US$ based on the average exchange rate for 2025 was used to convert payment amounts in euros for the table above for 2025. An exchange rate of 1.078 Euro to US$ based on the average exchange rate for 2024 was used to convert payment amounts in euros for the table above for 2024. Dr. Vitt received payment of his salary in US$ in 2025 and in Euros in 2024. Dr. Muehler received payment in both USD and Euros for all years presented.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 7 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)	Dr. Vitt resigned as Chief Executive Officer, effective June 1, 2026. On May 22, 2026, the Board appointed Erik Lundgren as Chief Executive Officer of the Company, with his start of employment beginning June 1, 2026. Represents a housing allowance for Dr. Vitt while relocated in the United States. On May 22, 2026, the Company appointed Erik Lundgren, as Chief Executive Officer of the Company, with his start of employment beginning on June 1, 2026.

(4)	For 2025 and 2024, the amount in the “Salary” column represents combined compensation for service as Executive Chairman.

(5)	Dr. Muehler resigned as Chief Medical Officer on April 27, 2026.

(6)	For Dr. Muehler, represents a pension allowance.

Pay Versus Performance Disclosure

In accordance with SEC rules, set forth below is our analysis of the relationship between the compensation actually paid to our Chief Executive Officer and other named executive officers (NEOs), and certain financial performance measures over the last three fiscal years.

Pay versus Performance Disclosure Table

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return ($)	Net Income (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	2,302,889	1,688,776	1,126,960	931,430	3.49	(97.2)
2024	2,938,223	2,356,328	1,195,560	1,103,831	6.54	(100.5)
2023	1,211,839	1,229,519	732,140	752,923	9.81	(93.6)

(1) The dollar amounts reported in this column are the amounts of total compensation reported for Daniel Vitt, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2) The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Daniel Vitt as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Daniel Vitt during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation, as reported on the Summary Compensation Table, for Daniel Vitt for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO	2025	2024	2023
Total Compensation (from Summary Compensation Table)	$2,302,889	$2,938,223	$1,211,839
Minus amounts reported under the “Stock Appreciation Rights” column in the Summary Compensation Table	(133,300)	—	—
Minus amounts reported under the “Option Awards” column in the Summary Compensation Table	(1,043,081)	(2,160,474)	(341,880)
Plus fair value as of the end of the reported year of awards granted during the reported year that remain unvested as of year end	1,186,952	1,546,707	393,594
Plus increase (or minus decrease) in fair value from the end of the prior year to the end of the reported year of awards granted prior to the reported year that were outstanding and unvested as of the end of the reported year	(549,819)	(128,373)	(18,927)
Plus increase (or minus decrease) in fair value from the end of the prior year to vesting date of awards granted prior to the reported year that vested during the reported year	—	—	(15,107)
Plus fair value as of the vesting date of any awards granted and vesting during the reported year	(74,865)	(34,089)	—
Minus fair value as of the last day of the prior year of any awards for which the vesting conditions failed during the reported year	—	—	—
Increase based on Incremental fair value of options modified during the year	—	194,334	—
Compensation Actually Paid to CEO	$1,688,776	$2,356,328	$1,229,519

(3) The dollar amounts reported in this column represent the average of the amounts reported for the company’s named executive officers as a group (excluding Daniel Vitt) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Daniel Vitt) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Dr. Duane Nash, Dr. Andreas Muehler, Jason Tardio and Glenn Whaley; for 2024, Dr. Duane Nash, Dr. Andreas Muehler, Jason Tardio and Glenn Whaley; (ii) for 2023, Dr. Duane Nash, Dr. Andreas Muehler and Glenn Whaley; and (iii) for 2022, Dr. Duane Nash, Dr. Andreas Muehler and Glenn Whaley.

(4) The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Daniel Vitt), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Daniel Vitt) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Daniel Vitt) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2025	2024	2023
Total Compensation (from Summary Compensation Table)	$1,126,960	$1,195,560	$732,140
Minus amounts reported under the “Stock Appreciation Rights” column in the Summary Compensation Table	(48,631)	—	—
Minus amounts reported under the “Option Awards” column in the Summary Compensation Table	(376,747)	(701,505)	(140,046)
Plus fair value as of the end of the reported year of awards granted during the reported year that remain unvested as of year end	401,563	479,690	110,496
Plus increase (or minus decrease) in fair value from the end of the prior year to the end of the reported year of awards granted prior to the reported year that were outstanding and unvested as of the end of the reported year	(163,428)	(20,610)	(6,053)
Plus increase (or minus decrease) in fair value from the end of the prior year to vesting date of awards granted prior to the reported year that vested during the reported year	(54,467)	(7,506)	(4,063)
Plus fair value as of the vesting date of any awards granted and vesting during the reported year	46,180	69,975	60,449
Minus fair value as of the last day of the prior year of any awards for which the vesting conditions failed during the reported year	—	—	—
Increase based on Incremental fair value of options modified during the year	—	88,227
Compensation Actually Paid for Non-CEO NEOs	$931,430	$1,103,831	$752,923

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus our Company’s 3-year cumulative Total Shareholder Return.

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus the Company’s Net Income.

Non-Equity Incentive Plan Compensation and Bonus

We offer our NEOs the opportunity to earn annual discretionary cash bonuses, as determined by our board of directors or the compensation committee annually at their discretion. Actual bonus amounts for our NEOs are determined by our compensation committee after consideration of Dr. Vitt’s recommendations (except with respect to his individual bonus). Our CEO makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2025, annual bonuses were based on such factors as the board of directors and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2025, as well as each individual NEO’s performance as it related to his area of responsibility.

In February 2026, the board approved a 115% bonus payout for 2025 to each of Daniel Vitt, Andreas Muehler, Glenn Whaley and Jason Tardio. The bonuses were paid in March and April of 2026. In addition, a payment of $162,000 was made to Duane Nash, former Executive Chairman of the Board.

Agreements With Our Named Executive Officers

Erik Lundgren

As described herein, on May 22, 2026, Erik Lundgren was appointed Chief Executive Officer of the Company, with his start of employment beginning June 1, 2026.

In connection with his appointment as Chief Executive Officer, Mr. Lundgren entered into an employment agreement with the Company, dated as of May 22, 2026 (the “Lundgren Agreement”). Pursuant to the Lundgren Agreement, Mr. Lundgren will receive a yearly base salary of $685,000, subject to periodic review and adjustments made by the Company, and be eligible for a yearly bonus amount of not less than 60% of the yearly base salary upon achievement of certain individual and company goals. For the fiscal year ending December 31, 2026, the Company will pay Mr. Lundgren’s annual bonus in full (without proration) at no less than 60% of the yearly base salary, in six monthly installments of no less than sixty-eight thousand and five hundred dollars ($68,500) each. In addition, if (i) the pending Phase 3 trial for relapsing multiple sclerosis meets its primary efficacy and safety goals in a manner that, as reasonably determined by the Board, justifies the submission of a New Drug Application with the Food and Drug Administration for relapsing multiple sclerosis, and (ii) Mr. Lundgren remains an employee of the Company in good standing through March 31, 2027, the Company shall pay to Mr. Lundgren an additional cash bonus of two hundred thousand dollars ($200,000), which shall be paid on the first ordinary payroll date after such conditions are both met. Additionally, the Company has agreed to enter into a separate letter agreement promptly after the execution of the Lundgren Agreement, pursuant to which the Company shall pay Mr. Lundgren a cash bonus of two hundred and fifty thousand dollars ($250,000) within one month of the Effective Date. Mr Lundgren is also entitled to: (i) participate in all employee benefit plans, (ii) reimbursement for certain reasonable business-related or employment-related expenses, and (iii) thirty (30) days paid vacation per year.

Pursuant to the Lundgren Agreement, if: (i) Mr Lundgren is terminated without “cause” (as such term is defined in the Lundgren Agreement), (ii) Mr Lundgren resigns for “Good Reason” (as such term is defined in the Lundgren Agreement), or (iii) the Company elects not to renew the term of Mr Lundgren’s employment with the Company, subject to the terms and limitations in the Lundgren Agreement, and such termination occurs outside of a Change of Control Period (as defined in the Lundgren Agreement), Mr Lundgren would be entitled to receive (a) a lump sum payment in an amount equal to the sum of Mr Lundgren’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Mr Lundgren has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to twelve (12) months of base salary, plus an amount equal to 100% of Mr Lundgren’s then-current target bonus; provided, that if Mr Lundgren’s employment is terminated by Mr Lundgren as a result of a Clinical Trial Failure Event on or prior to March 31, 2027, the severance payment shall instead be equal to thirty-four (34) months of base salary, (c) full acceleration of 100% of unvested equity awards, which would remain exercisable for twelve (12) months, (d) reimbursement of COBRA premiums for twelve (12) months, and (e) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. If such a termination occurs during the Change of Control Period, or if Mr Lundgren incurs a qualifying termination prior to a Change of Control that entitles him to severance payments outside of the Change of Control Period and a Change of Control occurs within sixty (60) days following his date of termination, Mr Lundgren would be entitled to receive: the enhanced Change of Control severance payments (less, in the case of the sixty-day lookback, any amounts already paid): (a) a lump sum payment in an amount equal to the sum of Mr Lundgren’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Mr Lundgren has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to eighteen (18) months of base salary, (c) a lump sum payment equal to 150% of Mr Lundgren’s target annual bonus (without proration), (d) full acceleration of 100% of unvested equity awards, which would remain exercisable for eighteen (18) months, (e) reimbursement of COBRA premiums for eighteen (18) months, and (f) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. Receipt of severance benefits in either case is conditioned upon Mr Lundgren’s execution and non-revocation of a release of claims in favor of the Company.

Dr. Daniel Vitt

Prior Employment Agreement and Related Arrangements

In connection with Dr. Vitt’s planned temporary relocation to the United States, on December 13, 2024, Dr. Vitt and the Company entered into a new employment agreement (the “New Vitt Agreement”). During the term of the New Vitt Agreement, Dr. Vitt’s services on the Management Board of Immunic AG will be paused. The New Vitt Agreement provides for Dr. Vitt’s current annual salary of $610,000 and annual target bonus of 55% of Dr. Vitt’s annual salary. From time to time, Dr. Vitt may continue to receive equity incentive awards pursuant to the Company’s 2019 Omnibus Equity Incentive Plan (or supplemental or succeeding equity plan as applicable). Certain compensation received by Dr. Vitt, whether in concordance with the New Vitt Agreement or otherwise, is subject to the Company’s clawback compensation policy. Under the New Vitt Agreement, Dr. Vitt is entitled to participate in employee benefit plans of the Company.

Additionally, on a monthly basis and subject to certain conditions, the Company may reimburse Dr. Vitt in respect of $100,000 of housing expenses in the United States during the term of the New Vitt Agreement.

On December 18, 2024, in view of Dr. Vitt’s planned temporary relocation of employment to the United States as governed by the New Vitt Agreement, Dr. Vitt entered into a separate agreement with Immunic AG in order to pause that certain service agreement by and between Immunic AG and Dr. Vitt, dated December 19, 2023 (the “Suspension Agreement”). Under the terms of the Suspension Agreement, in general, Dr. Vitt will not receive remuneration relating to his service on the Management Board of Immunic AG during the period of time of the suspension of his service relationship with the Management Board (the “Service Agreement Suspension Period”). Dr. Vitt will be released from his duties as a member of the Management Board during the Service Agreement Suspension Period. The Suspension Agreement provides for Dr. Vitt’s reappointment to the Management Board following the completion of the Service Agreement Suspension Period.

New Employment Agreement

On December 29, 2025, Dr. Daniel Vitt entered into an employment agreement with the Company setting forth the terms and conditions regarding Dr. Vitt’s remuneration and other provisions of employment with the Company while he is performing services in the United States (the “New Employment Agreement”). Pursuant to the New Employment Agreement, Dr. Vitt has agreed to spend fifty percent (50%) of his working time in the United States during the term of the New Employment Agreement and to spend the remaining fifty percent (50%) of his working time in Germany. While working in the United States, Dr. Vitt will perform services only for the Company and while working in Germany, Dr. Vitt will perform services only as a member of the Management Board (the “Management Board”) of Immunic AG, a wholly-owned subsidiary of the Company, pursuant to a management agreement (the “Management Board Agreement”) between Dr. Vitt and Immunic AG.

The New Employment Agreement provides that Dr. Vitt will continue to serve as Chief Executive Officer of the Company until the earlier of (i) the date that Dr. Vitt is reappointed on a full-time basis to the Management Board of Immunic AG and (ii) Dr. Vitt’s Date of Termination (as defined in the New Employment Agreement). During the Term of Employment (as defined in the New Employment Agreement), Dr. Vitt shall devote (i) fifty percent (50%) of his working time, attention and effort to the affairs of the Company, excluding any periods of disability, vacation, or sick leave to which Dr. Vitt is entitled, and shall use his reasonable best efforts to perform the duties properly assigned to him thereunder and to promote the interests of the Company, and (ii) the remaining fifty percent (50%) of his working time to perform services for Immunic AG in Germany, pursuant to the Management Board Agreement.

The New Employment Agreement provides, among other things, an annual base salary of $305,000 and an annual target bonus of 55% of Dr. Vitt’s annual salary. From time to time, Dr. Vitt may continue to receive equity incentive awards pursuant to the Company’s 2019 Omnibus Equity Incentive Plan (or supplemental or succeeding equity plan as applicable). Certain compensation received by Dr. Vitt, whether in accordance with the New Employment Agreement or otherwise, is subject to the Company’s clawback compensation policy (and any other similar policy as applicable).

Pursuant to the terms of the Management Board Agreement, Dr. Vitt is entitled to participate in employee benefit plans of Immunic AG. Additionally, the Company may reimburse Dr. Vitt up to $50,000 for U.S. housing expenses during the term of the New Employment Agreement, subject to the conditions set forth in the New Employment Agreement. Dr. Vitt shall also be entitled to customary reimbursement for certain business- or employment-related expenses during the Term of Employment.

On December 29, 2025, Dr. Vitt entered into an addendum (the “Addendum”) to that certain service agreement by and between Immunic AG and Dr. Vitt, as most recently amended on December 19, 2023 (the “Service Agreement”), which agreement was suspended pursuant to the agreement on suspension of the service agreement (the “Suspension Agreement”) by and between Immunic AG and Dr. Vitt, dated December 18, 2024. Pursuant to the Addendum, the suspension of the Service Agreement under the Suspension Agreement shall be terminated without replacement effective December 31, 2025. Pursuant to the Addendum, Dr. Vitt shall devote fifty percent (50%) of his working time to Immunic AG. Additionally, the Addendum provides for, among other things: (i) a fixed annual salary of €282,826.50, payable on a monthly basis; (ii) annual variable remuneration of up to €155,786.50 if certain annual targets are achieved; and (iii) total annual vacation of 30 working days.

On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement. There are no changes to the Company’s compensation arrangements with Dr. Vitt at this time.

Duane Nash

Agreements with Immunic, Inc.

On April 17, 2020, the Company entered into an employment agreement with Dr. Nash (the “Executive Chairman Agreement”). The Executive Chairman Agreement establishes an “at will” employment relationship pursuant to which Dr. Nash serves as Executive Chairman and contemplated a term that ends on October 15, 2020. Pursuant to the Executive Chairman Agreement, Dr. Nash is entitled to receive: (i) a monthly base salary of $25,417 (it being agreed that such fee shall be inclusive of any fees associated with Mr. Nash’s services as both a director of the Company and in the capacity of Executive Chairman), (ii) employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, and (iii) reimbursements for pre-approved reasonable business- related expenses incurred in good faith in the performance of the Dr. Nash’s duties for the Company.

On October 15, 2020, the Company and Dr. Nash entered into an addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2021. The Company agreed to make a one-time award to Dr. Nash of 120,000 stock options, which vest in six monthly installments starting on November 15, 2020. On April 15, 2021, the Company and Dr. Nash entered into a second addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2022. In connection therewith, the Company made a one-time award of 90,000 stock options to Dr. Nash, which began to vest monthly over a period of 12 months commencing on May 15, 2021, and increased Dr. Nash’s monthly base salary to $27,960 from $25,417.

On March 15, 2022, the Company and Dr. Nash entered into a third addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to December 31, 2022. In connection therewith, the Company made a one-time award of 75,000 stock options to Dr. Nash, which will vest monthly over a period of 12 months commencing on April 10, 2022, and increased Dr. Nash’s monthly base salary to $29,358 from $27,960.

On December 28, 2022, the Company and Dr. Duane Nash entered into Addendum Number 4 to the Executive Chairman Agreement dated April 17, 2020, to extend the term of Dr. Nash’s employment as Executive Chairman of the Board of Directors of the Company to December 31, 2023. In connection with the addendum, the Company increased Dr. Nash’s monthly base salary to $30,250 from $29,358. On October 17, 2023, the Company and Dr. Duane Nash entered into Addendum Number 5 to the Executive Chairman Agreement to extend the term of Dr. Nash’s employment as Executive Chairman of the Board of Directors of the Company to December 31, 2024. In connection with the addendum, the Company increased Dr. Nash’s monthly base salary to $32,368 from $30,250. On August 29, 2024, the Company and Dr. Duane Nash entered into Addendum Number 6 to the Executive Chairman Agreement to extend the term of Dr. Nash’s employment as Executive Chairman of the Board of Directors of the Company to December 31, 2025. In connection with Addendum Number 6, the Company increased Dr. Nash’s monthly base salary in 2025 to $33,986 from $32,368 (which includes the cash retainer payable for serving on the Company’s Board or for acting as the Chairman of the Board). All other terms of the Executive Chairman Agreement remain the same.

Agreements with Gliomic Therapeutics Inc.

On December 29, 2025, in connection with the Company’s incorporation of Gliomic Therapeutics Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company (“Gliomic”), Duane Nash, entered into an employment agreement (as described in this section, the “Nash Agreement”) with the Company, pursuant to which Dr. Nash would serve as Chief Executive Officer and President of Gliomic, effective January 1, 2026. The Nash Agreement provides for, among other things: (i) a monthly base salary of $33,987; (ii) entitlement to participate in all Company employee benefit plans, programs and arrangements made available generally to the Company’s senior executives or to other full-time employees; and (iii) customary reimbursement for certain business- or employment-related expenses. Certain compensation received by Dr. Nash, whether in accordance with the Nash Agreement or otherwise, is subject to the Company’s clawback compensation policy (and any other similar policy as applicable). The Nash Agreement also provides that upon Dr. Nash’s termination of employment for any reason, Dr. Nash shall be entitled to (i) a lump sum payment on the Date of Termination (as defined in the Nash Agreement) in an amount equal to the sum of Dr. Nash’s earned but unpaid base salary through the Date of Termination; (ii) COBRA reimbursement for six months; and (iii) any other benefits or rights Dr. Nash accrued or earned through the Date of Termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company.

The Nash Agreement provides that Dr. Nash will continue to serve as Chief Executive Officer and President of Gliomic until the Date of Termination. During the Term of Employment (as defined in the Nash Agreement), the Company will not pay Dr. Nash any additional cash retainer for serving on the Board. Upon termination of the Nash Agreement, Dr. Nash shall be entitled to be paid the cash retainer payable to outside directors on the Board of the Company and to the Chairman of the Board of Company for the period of time beginning from and after the Date of Termination and for so long as Dr. Nash remains on the Board and serves as the Chairman of the Board. On December 31, 2025, Dr. Nash’s employment agreement with the Company, pursuant to which Dr. Nash was appointed Executive Chairman of the Company, expired by its terms.

Dr. Andreas Muehler

Service Agreement with Immunic AG

On September 4, 2019, Immunic AG entered into an addendum to the Service Agreement (as amended, the “Muehler Service Agreement”), dated August 22, 2016, between Immunic AG and Dr. Andreas Muehler, our Chief Medical Officer. The Muehler Service Agreement provided that Dr. Muehler would continue to serve on the management board of Immunic AG until August 31, 2021, would receive an annual salary of EUR 154,000, to be paid in 12 monthly installments, and an annual bonus of 30% of his annual base salary upon achievement of certain targets.

On June 10, 2021, Dr. Muehler and Immunic AG entered into a second addendum to the Muehler Service Agreement, pursuant to which Dr. Muehler’s annual salary was increased to EUR 177,100 and his annual target bonus was increased to 35%.

On January 10, 2022, Dr. Muehler and Immunic AG entered into a third addendum to the Muehler Service Agreement. Pursuant to this third addendum, Dr. Muehler continued to serve on the management team of Immunic AG until December 31, 2023, and received an annual salary of EUR 204,155, paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 81,662 upon achievement of certain targets.

On January 16, 2023, Dr. Muehler and Immunic AG entered into a fourth addendum to the Muehler Service Agreement. Pursuant to this fourth addendum, Dr. Muehler would continue to serve on the management team of Immunic AG until December 31, 2023. Dr. Muehler would receive an annual salary of EUR 223,768, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 89,507.20 upon achievement of certain targets.

On December 18, 2023, Dr. Muehler and Immunic AG entered into a fifth addendum to the Muehler Service Agreement, pursuant to which Dr. Muehler continued to serve on the management team of Immunic AG until December 31, 2026. Dr. Muehler will receive an annual salary of EUR 231,825, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 92,730 (40% of base salary) upon achievement of certain targets. In connection with the fifth addendum to the Muehler Service Agreement, Dr. Muehler was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of his duties to other employees.

Employment Agreement with Immunic, Inc.

On September 4, 2019, Dr. Muehler also entered into a separate employment agreement (the “Muehler Employment Agreement”) with the Company. The Muehler Employment Agreement provided that Dr. Muehler would continue to serve as Chief Medical Officer until August 31, 2021, and would dedicate approximately 40% of his time to the affairs of the Company and approximately 60% of his time to the affairs of Immunic AG. The Muehler Employment Agreement provided for an annual salary of $180,000 and an annual bonus of at least 18% of his annual base salary upon achievement of certain targets. Dr. Muehler also received an inaugural equity award of an option to purchase 40,000 shares of Company common stock. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company. Effective September 1, 2020, Dr. Muehler’s annual base salary was increased to $198,000. In June 2021 and effective September 1, 2021, Dr. Muehler’s annual base salary under the Muehler Employment Agreement was increased to $227,000and his yearly target bonus was increased to 35%.

Effective January 10, 2022, Dr. Muehler’s base salary that is paid by the Company was increased from $227,000 to $230,287, and his targeted yearly bonus was changed to up to $92,114.80 upon achievement of certain targets.

On December 19, 2023, Dr. Muehler also entered into a separate employment agreement (“Second Muehler Employment Agreement”) with the Company. The Second Muehler Employment Agreement provides that Dr. Muehler will continue to serve as Chief Medical Officer until December 31, 2026, and will dedicate approximately 50% of his time to the affairs of the Company and approximately 50% of his time to the affairs of Immunic AG. This agreement provides for an annual salary of $250,000 USD and an annual bonus of at least 40% of annual base salary upon achievement of certain targets. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company.

Separation Agreement

On April 27, 2026, Dr. Muehler resigned as the Chief Medical Officer of the Company. In connection with Dr. Muehler’s resignation as Chief Medical Officer, the Company entered into a Transition, Separation, and Consulting Agreement with Dr. Muehler, dated April 27, 2026 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Muehler’s employment with the Company as Chief Medical Officer terminated on April 27, 2026, and Dr. Muehler’s title was changed to Senior Medical Officer. Dr. Muehler also agreed to resign from the Executive Board of Immunic AG, a wholly owned subsidiary of the Company, on or before April 30, 2026 (the “Separation Date”). Dr. Muehler will serve as Senior Medical Officer through the Separation Date. From the date of the Separation Agreement to the Separation Date, (a) the Company will pay Dr. Muehler all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings, and (b) Immunic AG will pay Dr. Muehler all accrued salary earned under the service agreement dated December 18, 2023, by and between Immunic AG and Dr. Muehler (the “Service Agreement”), through the Separation Date, subject to standard payroll deductions and withholdings.

Commencing on the Separation Date, Dr. Muehler will serve as a consultant to the Company for an initial period of ten (10) months, providing consulting services on an as-needed basis for up to twenty (20) hours per month, in exchange for a monthly retainer of $10,000. In addition, the Company agreed to provide Dr. Muehler with severance benefits, including a lump sum payment equal to twelve (12) months of Dr. Muehler’s base salary, a pro-rated bonus for fiscal 2026, provided that such bonus will be determined by the Company in the ordinary course and will be paid (to the extent determined to have been earned by the Company) when such bonus is paid to employees of the Company, and a lump sum payment from Immunic AG equal to twelve (12) months of Dr. Muehler’s fixed annual salary under the Service Agreement, subject to Dr. Muehler’s execution of a release of claims in favor of the Company and compliance with the terms of the Separation Agreement. Additionally, 100% of Dr. Muehler’s outstanding equity awards shall vest as of the Separation Date. Dr. Muehler will have three (3) years following Separation Date to exercise any vested equity awards.

Glenn Whaley

On November 21, 2019, the Company and Mr. Whaley entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Whaley initially served as Principal Accounting Officer and Controller, and he was promoted in April 2020 to Vice President Finance, Principal Financial and Accounting Officer. The Offer Letter provided for an annual base salary of $295,000 and an annual bonus of 30% of annual base salary upon achievement of certain targets. Effective September 1, 2020, Mr. Whaley's annual base salary was increased to $320,000. On June 10, 2021, the Company and Mr. Whaley entered into an employment agreement (the "Whaley Employment Agreement") which provided for an annual salary of $390,000, subject to periodic review and adjustments made by the Company, and an annual bonus of at least 35% of annual base salary upon achievement of certain targets. On March 10, 2022, Mr. Whaley was promoted to Chief Financial Officer. Effective January 1, 2024, Mr. Whaley's salary was increased to $445,000 and a yearly target bonus was increased to 40%. Effective April 1, 2025, Mr. Whaley's salary was increased to $475,000. Mr. Whaley is also entitled to a severance payment equivalent to twelve months of Mr. Whaley's yearly base salary if (i) Mr. Whaley were to be terminated without "cause" (as such term is defined in the Whaley Employment Agreement), or (ii) the Company were to elect not to renew the term of Mr. Whaley’s employment with the Company. Mr. Whaley is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company.

Jason Tardio

On July 9, 2024, the Company and Mr. Tardio entered into an employment agreement (the “Tardio Agreement”). Pursuant to the Tardio Agreement, Mr. Tardio will receive a yearly base salary of $500,000, subject to periodic review and adjustments made by the Company and is eligible for a yearly bonus amount of up to 40% of the yearly base salary upon achievement of certain individual and company goals. In addition, the Company paid Mr. Tardio a signing bonus in the amount of $120,000, 50% payable in the first month and 50% payable after six months of employment. Mr. Tardio is also entitled to a severance payment equivalent to twelve months of Mr. Tardio’s yearly base salary if (i) Mr. Tardio were to be terminated without “cause” (as such term is defined in the Tardio Agreement), or (ii) the Company were to elect not to renew the term of Mr. Tardio’s employment with the Company.

Michael Panzara

In connection with his appointment as Chief Medical Officer, Dr. Panzara entered into an employment agreement with the Company, dated as of April 24, 2026 (the “Panzara Agreement”). Pursuant to the Panzara Agreement, Dr. Panzara will receive a yearly base salary of $600,000, subject to periodic review and adjustments made by the Company, and be eligible for a yearly bonus amount of not less than 50% of the yearly base salary upon achievement of certain individual and company goals. In addition, the Company will pay Dr. Panzara a signing bonus in the aggregate amount of $125,000, $75,000 payable in the first month and $50,000 payable after six months of employment. Dr. Panzara is also entitled to: (i) participate in all employee benefit plans, (ii) reimbursement for certain reasonable business-related or employment-related expenses, and (iii) thirty (30) days paid vacation per year.

Pursuant to the Panzara Agreement, if: (i) Dr. Panzara is terminated without “cause” (as such term is defined in the Panzara Agreement), (ii) Dr. Panzara resigns for “Good Reason” (as such term is defined in the Panzara Agreement), or (iii) the Company elects not to renew the term of Dr. Panzara’s employment with the Company, subject to the terms and limitations in the Panzara Agreement, and such termination occurs outside of a Change of Control Period (as defined in the Panzara Agreement), Dr. Panzara would be entitled to receive (a) a lump sum payment in an amount equal to the sum of Dr. Panzara’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Dr. Panzara has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to twelve (12) months of base salary, (c) full acceleration of 100% of unvested equity awards, which would remain exercisable for twelve (12) months, (d) reimbursement of COBRA premiums for twelve (12) months, and (e) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. If such a termination occurs during the Change of Control Period, Dr. Panzara would be entitled to receive: (a) a lump sum payment in an amount equal to the sum of Dr. Panzara’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Dr. Panzara has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to eighteen (18) months of base salary, (c) a lump sum payment equal to 100% of Dr. Panzara’s target annual bonus, (d) full acceleration of 100% of unvested equity awards, which would remain exercisable for eighteen (18) months, (e) reimbursement of COBRA premiums for eighteen (18) months, and (f) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. Receipt of severance benefits in either case is conditioned upon Dr. Panzara’s execution and non-revocation of a release of claims in favor of the Company.

Potential Payments Upon Termination or Change in Control

The table below reflects, as applicable, amounts payable to our current named executive officers in connection with a termination by the Company without cause, by the executive for good reason, or upon non-renewal by the Company in the event of a change in control. For purposes of our agreements with our named executive officers, “cause” generally means, in the judgement of the Company, one or more of the following: (i) the executive’s willful failure to perform his duties hereunder or the lawful directives of the Board or nominees thereof (other than as a result of illness or injury), (ii) the conviction of, or plea of nolo contendere by, executive to, a felony or a crime involving moral turpitude, (iii) executive’s commission of any willful acts of personal dishonesty in connection with his responsibilities as an employee of the Company that could reasonably be expected to materially impair or damage the property, goodwill, reputation, business or finances of the Company, (iv) executive’s willful and material violation of the Company’s policies regarding ethics or conduct (including sexual harassment and other similar policies) that could reasonably be expected to impair or damage the property, goodwill, reputation, business or finances of the Company or its affiliates or (v) executive’s breach of his obligations under the Confidentiality Agreement. For purposes of our agreements with our named executive officers, “good reason” generally means, one or more of the following: (i) the assignment to executive duties materially inconsistent with executive’s position, including any change in status, title, authority, duties or responsibilities or any other action which results in a material diminution in such status, title, authority, duties or responsibilities; (ii) a material reduction in the executive’s base salary by the Company or, if applicable (iii) the relocation of executive office.

A summary of the potential payments that each of our current named executive officers would have received upon the occurrence of these events, assuming that each triggering event occurred on December 31, 2025, is set forth below.

Triggering Event	Cash Severance	Accelerated equity awards (1)	Bonus (2)	Vacation days	Continued Health (3)	Total
	($)	($)	($)	($)	($)	($)
Daniel Vitt(5)
Termination of Employment Without Cause/Resignation for Good Reason Apart from a Change in Control	634,400	4,429,347	348,920	73,154	42,000	5,527,821
Termination of Employment Without Cause/Resignation for Good Reason in Connection with a Change in Control	951,600	4,429,347	348,920	73,154	63,000	5,866,021
Duane Nash
Termination of Employment Without Cause/Resignation for Good Reason Apart from a Change in Control	—	—	—	—	—	—
Termination of Employment Without Cause/Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—	—
Andreas Muehler (4)
Termination of Employment Without Cause/Resignation for Good Reason Apart from a Change in Control	548,421	1,649,122	219,368	63,279	42,000	2,522,191
Termination of Employment Without Cause/Resignation for Good Reason in Connection with a Change in Control	548,421	1,649,122	219,368	63,279	42,000	2,522,191
Glenn Whaley
Termination of Employment Without Cause/Resignation for Good Reason Apart from a Change in Control	475,000	700,353	190,000	36,538	42,000	1,443,891
Termination of Employment Without Cause/Resignation for Good Reason in Connection with a Change in Control	475,000	1,400,706	190,000	36,538	42,000	2,144,244
Jason Tardio
Termination of Employment Without Cause/Resignation for Good Reason Apart from a Change in Control	520,000	820,061	208,000	40,000	42,000	1,630,061
Termination of Employment Without Cause/Resignation for Good Reason in Connection with a Change in Control	520,000	1,640,121	208,000	40,000	42,000	2,450,121

(1)	The amounts in the “Accelerated Equity Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 7 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. Represents 100% of the executives target bonus effect for the fiscal year in which the executive is terminated, prorated based on the actual amount of time the executive is employed by the Company.

(2)	Represents 100% of the executives target bonus effect for the fiscal year in which the executive is terminated, prorated based on the actual amount of time the executive is employed by the Company.
(3)	Continued health payment represents 12-months of COBRA coverage except for Daniel Vitt in a change in control scenario where he receives 18 months of COBRA coverage.
(4)	Andreas Muehler ceased to be the Chief Medical Officer of the Company on April 27, 2026.
(5)	On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement. There are no changes to the Company’s compensation arrangements with Dr. Vitt at this time.

2019 Omnibus Equity Incentive Plan, as Amended

Our Existing 2019 Omnibus Plan, being the 2019 Omnibus Equity Incentive Plan, as amended on June 28, 2023, March 4, 2024, and June 4, 2025 provides that in the event of a Corporate Transaction, as defined in the Existing 2019 Omnibus Plan, (i) with respect to unvested awards, unless such awards are assumed by the acquiring or succeeding corporation or replaced with equivalent awards, the administrator will cancel such awards (unless the administrator accelerates their vesting), and (ii) with respect to vested awards, the administrator may (a) allow grantees to exercise such awards within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding awards that remain unexercised upon consummation of the Corporate Transaction, or (b) cancel any or all of such outstanding awards in exchange for a payment equal to the amount that the grantee would have received (net of the exercise price) if such vested awards were exercised immediately prior to the consummation of the Corporate Transaction.

In addition, pursuant to their stock option agreements, certain optionees, including our named executive officers who have awards under the Existing 2019 Omnibus Plan, are eligible for full vesting acceleration of their outstanding options in the event their service is terminated other than for “cause.”

As described elsewhere in Proposal Number 2, we are asking our stockholders to approve the Plan Amendment, to increase the number of shares of common stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information concerning outstanding equity for our named executive officers as of December 31, 2025.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information concerning outstanding equity for our named executive officers as of December 31, 2025.

	OPTION AWARDS					STOCK APPRECIATION RIGHTS AWARDS
Name	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (2)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE
Duane D. Nash, M.D., J.D.
Former Executive Chairman	6/5/2025	28,500	28,500	7.70	6/5/2035	7/7/2025	—	31,500	7.65	7/7/2035
	12/4/2024	30,000	—	12.50	12/4/2034
	1/17/2024	30,000	—	12.10	1/17/2034
	1/2/2023	13,200	—	14.00	1/2/2033
	6/15/2022	1,000	—	17.20	6/15/2032
	3/10/2022	7,500	—	17.20	3/10/2032
	6/10/2021	1,000	—	17.20	6/10/2031
	4/15/2021	9,000	—	17.20	4/15/2031
	10/22/2020	12,000	—	17.20	10/22/2030
	7/2/2020	4,500	—	17.20	7/2/2030
	7/22/2019	2,995	—	17.20	7/22/2029
Daniel Vitt (3)
Chief Executive Officer	6/5/2025	—	155,800	7.70	6/5/2035	7/7/2025	—	86,000	7.65	7/7/2035
	12/4/2024	20,500	61,500	12.50	12/4/2034		—
	1/17/2024	55,583	60,416	12.10	1/17/2034
	1/2/2023	21,875	8,125	14.00	1/23/2033
	6/15/2022	875	125	17.20	6/15/2032
	1/3/2022	21,052	448	17.20	1/3/2032
	3/1/2021	11,500	—	17.20	3/1/2031
	7/2/2020	8,000	—	17.20	7/2/2030
	8/1/2019	6,500	—	17.20	8/1/2029
Andreas Muehler
Former Chief Medical Officer	6/5/2025	—	59,850	7.70	6/5/2035	7/7/2025	—	33,000	7.65	7/7/2035
	12/4/2024	7,875	23,625	12.50	12/4/2034		—
	1/17/2024	16,071	17,468	12.10	1/17/2024
	1/2/2023	9,625	3,575	14.00	1/2/2033
	6/15/2022	875	125	17.20	6/15/2032
	1/3/2022	9,791	208	17.20	1/3/2032
	3/1/2021	6,500	—	17.20	3/1/2031
	7/2/2020	4,400	—	17.20	7/2/2030
	8/12/2019	1,000	—	17.20	8/12/2029
	8/1/2019	3,000	—	17.20	8/1/2029
Glenn Whaley
Chief Financial Officer	6/5/2025	—	50,350	7.70	6/5/2035	7/7/2025	—	28,000	7.65	7/7/2035
	12/4/2024	6,625	19,875	12.50	12/4/2034		—
	1/17/2024	14,154	15,385	12.10	1/17/2024
	1/2/2023	8,020	2,979	14.00	1/2/2033
	6/15/2022	875	125	17.20	6/15/2032
	3/10/2022	3,750	250	17.20	3/10/2032
	1/3/2022	6,854	145	17.20	1/3/2032
	3/1/2021	4,000	—	17.20	3/1/2031
	7/2/2020	3,000	—	17.20	7/2/2030
	4/29/2020	1,500	—	17.20	4/29/2030
	12/1/2019	1,500	—	17.20	12/1/2029
Jason Tardio
Chief Operating Officer and President	6/5/2025	—	59,850	7.70	6/5/2035	7/7/2025	—	33,000	7.65	7/7/2035
	12/4/2024	3,937	11,812	12.50	12/4/2034		—
	7/9/2024	17,710	32,289	12.50	7/9/2034

(1)	All options vest 25% on the first anniversary of the vesting commencement date and then in monthly installments over the following 36 months.

(2)	Stock appreciation rights will vest in full on August 1, 2026.

(3)	On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers in the U.S. are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Plan.” Our NEOs in Germany receive health benefits through the German national healthcare system.

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Currently, we do not make matching contributions into the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions, if any, are deductible by us when made.

Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2025. All outstanding option awards relate to our common stock.

Plan Category	Number of securities to be issued upon exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	—	—	—
2021 Employee Stock Purchase Plan(1):	—	—	61,026
2019 Omnibus Equity Incentive Plan, as amended (2):	2,572,849	$12.10	72,133
Stock Appreciation Rights plans(3):	499,976	$7.65	1,123,030
Assumed Vital Equity Compensation Plans:	—	—	4,625
Equity compensation plans not approved by security holders:	—	—	—

Total	3,072,825		1,260,814

(1)	At a Special Meeting of Stockholders held on March 4, 2024, our stockholders approved an amendment to our Amended and Restated 2021 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for delivery under such plan by 100,000 shares to a total of 120,000 shares.
(2)	At an Annual Meeting of Stockholders held on June 4, 2025, our stockholders approved an amendment to our 2019 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of common stock authorized for issuance by 700,000 shares to a total of 2,644,887 shares.

(3)	On July 7, 2025, the Board of Directors of Immunic, Inc. authorized grants, of up to an aggregate of 35,000,000 stock appreciation rights (“SARs”) to the Company’s employees and executive officers. The SARs are settleable in cash until such time in which the Company has sufficient number of shares of common stock to support settlement of the SARs with shares. The Company intends to seek stockholder approval to increase the number of shares available under the Company's 2019 Omnibus Equity Incentive Plan.

Compensation Committee Report

The compensation committee (which, as of the date below, is composed of the undersigned directors) has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.

The report of the compensation committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Jon Congleton, Chair

Tamar Howson
Simona Skerjanec
Dr. Richard Rudick

May 29, 2026

RELATED PERSON TRANSACTIONS

Related Person Transactions

We have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Person Transactions Policy

We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by the board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by the affirmative vote of seventy-five percent (75%) of our disinterested directors then in office in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our audit committee for review and recommendation for approval to our board of directors. In considering related person transactions, our audit committee and board of directors take into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP

 The following table sets forth the beneficial ownership of our common stock as of May 26, 2026 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 13,621,483 shares of our common stock outstanding as of May 26, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before July 25, 2026 which is 60 days after May 26, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of common stock issuable pursuant to the exercise of pre-funded warrants, which are immediately exercisable and remain exercisable until exercised in full for an exercise price of $0.0001 per share of common stock. However, under the terms of the pre-funded warrants, a stockholder may not exercise the pre-funded warrants to the extent such exercise would cause such stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% (or for stockholders who so elect, 4.99%) of our then outstanding shares of common stock following such exercise (excluding for purposes of such determination shares of common stock issuable upon exercise of such pre-funded warrants which have not been exercised). The amounts set forth in the table below give effect to such beneficial ownership limitations. For each stockholder in the table below for which such beneficial ownership limitations apply, the number of shares of common stock issuable pursuant to the exercise of pre-funded warrants held by such stockholder is set forth in the footnote for such stockholder. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
BVF Entities(1)	1,464,886	9.99%
Aberdeen Entities(2)	1,419,682	9.99%
Janus Entities(3)	1,511,818	9.99%
Vivo Entities(4)	1,511,818	9.99%
Adage Entities(5)	1,350,160	9.10%
Nantahala Entities(6)	1,152,440	8.04%
Commodore Entities(7)	1,145,400	7.76%
Avidity Entities(8)	1,242,641	8.75%
Deep Track Entities(9)	1,145,400	7.76%
Named Executive Officers and Directors:
Duane D. Nash, M.D., J.D.(10)	162,299	1.19%
Tamar Howson(11)	30,595	*
Dr. Andreas Muehler(12)	101,861	*
Dr. Jörg Neermann(13)	50,595	*
Barclay Phillips(14)	30,595	*
Thorvald Nagel	—	—
Dr. Daniel Vitt(15)	204,604	1.50%
Simona Skerjanec(16)	23,333	*
Jason Tardio(17)	28,378	*
Glenn Whaley(18)	65,896	*
Dr. Richard Rudick(19)	50,337	*
Jon Congleton	—	—
Dr. Michael Panzara	—	—
Michael Bonney	—	—
All directors and executive officers as a group and certain former named executive officers (13 people)(20)	748,493	5.49%

(1)	The amounts include (i) (a) 4,135,956 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (b) 6,618,704 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days, up to the holder’s 9.99% blocker limitation held by BVF (ii) 3,351,749 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 473,490 shares of common stock held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 68,961 shares of common stock held by a certain managed account (the “Partners Managed Account” and, together with BVF, BVF2, and Trading Fund OS, the “BVF Entities”). The amounts exclude an additional (i) 68,176,762 shares of common stock underlying pre-funded warrants held by the BVF Entities with a 9.99% beneficial ownership limitation. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of each of BVF, BVF2, Trading Fund OS and the Partners Managed Account, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Pursuant to a certain agreement entered into between Mr. Nagel and Partners, Mr. Nagel is obligated to transfer to Partners the economic benefit received, if any, in connection to his position on the Board of Directors. The business address for each of the entities and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104.

(2)	The amounts include (i) 8,243,941 shares of common stock and (ii) 5,952,881 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days, up to the holder’s 9.99% blocker limitation. Exclude an additional 40,807,060 shares of common stock underlying pre-funded warrants and warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the table above give effect to such beneficial ownership limitation. The principal business address of Aberdeen Group plc is 1 George Street, Edinburgh, United Kingdom, EH2 2LL.

(3)	The amounts include 15,118,189 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days, up to the holder’s 9.99% blocker limitation. Excludes an additional 9,670,811 shares of common stock underlying pre-funded warrants and warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the above table give effect to such beneficial ownership limitations. Such Shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the share of Common Stock offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for this Fund are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(4)	The amounts include 15,118,189 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days, up to the holder’s 9.99% blocker limitation. Excludes an additional 638,203 shares of common stock underlying pre-funded warrants and warrants with a 9.99% beneficial ownership limitation. The amounts set forth in the above table give effect to such beneficial ownership limitations. The principal business address of Vivo Opportunity Cayman Fund, L.P. and Vivo Opportunity Fund Holdings, L.P. is 192 Lytton Avenue, Palo Alto, California 94301.

(5)	The amounts include (i) 1,398,600 shares of common stock and (ii) 12,103,000 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days, in each case held by Adage Capital Partners, L.P (“Adage”). Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)	The amounts include (i) 4,378,406 shares of common stock and (ii) 7,146,000 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days. The principal business address of Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

(7)	The amounts include 11,454,000 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days. The principal business address of Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(8)	The amounts include (i) 6,699,411 shares of common stock and (ii) 5,727,000 shares of common stock issuable upon the exercise of pre-funded warrants. The principal business address of Avidity Private Master Fund I LP is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.

(9)	The amounts include 11,454,000 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days. The information herein is based solely on a report on Schedule 13G filed with the SEC on March 4, 2026. The report was filed by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd., David Kroin, and Deep Track Special Opportunities Fund, LP., having a principal business address of 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(10)	Consists of 36,032 shares of Common Stock and 1,586,959 options to purchase shares of Common Stock within 60 days.

(11)	Consists of options to purchase shares of Common Stock.

(12)	Consists of 14,406 shares of Common Stock held directly; 60,229 shares held in the Employee Stock Purchase Plan; 204,480 shares of common stock held through Xanomed UG (haftungsbeschränkt) and 80,000 shares of common stock held through Xanomed Holding USA, entities controlled by Dr. Muehler; and 659,495 options to purchase shares of common stock within 60 days.

(13)	Consists of 200,000 shares of Common Stock and 305,959 options to purchase shares of Common Stock within 60 days.

(14)	Consists of options to purchase shares of Common Stock within 60 days.

(15)

Consists of 29,000 shares of Common Stock held directly; 362,877 shares of Common Stock held through Listrax UG (haftungsbeschränkt), an entity controlled by Dr. Vitt; and 1,654,166 options to purchase shares of Common Stock within 60 days.

On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement.

(16)	Consists of options to purchase shares of Common Stock within 60 days.

(17)	Consists of 12,512 of shares of common stock and 271,268 options to purchase shares of Common Stock within 60 days.

(18)	Consists of 95,510 of shares of common stock and 563,453 options to purchase shares of Common Stock within 60 days.

(19)	Consists of 230,375 of shares of common stock and 273,000 options to purchase shares of Common Stock within 60 days.

(20)	Does not include any securities held by Erik Lundgren, incoming Chief Executive Offier.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2025.

Fiscal Year 2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our 2025 annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2025 annual report are posted on our website at http://www.imux.com and at the website of SEC at www.sec.gov. You may also obtain a copy of our 2025 annual report without charge by sending a written request to Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Investor Relations.

Company Website

We maintain a website at www.imux.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Immunic’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2027 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals (other than nominations of directors) for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal with all relevant information at our principal executive offices no later than the close of business on December 31, 2026; provided that in the event that the date of the 2027 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by the Company no later than the deadline set forth in a public announcement to be made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2027 annual meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200
New York, New York 10036

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2027 Annual Meeting

In addition to satisfying all applicable requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules for our 2027 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than April 30, 2027; provided that in the event that the date of the 2027 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to (i) present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement or (ii) nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2027 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2027 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary at Immunic’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than March 1, 2027, and

•	not later than March 31, 2027.

In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary date of the 2026 annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200
New York, New York 10036

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance-Requirements for Stockholder Recommendations of a Candidate to our Board.”

*********

We know of no other matters to be submitted at the 2026 annual meeting. If any other matters properly come before the 2026 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2026 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

New York, New York
May 29, 2026

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNIC, INC.

June 29, 2026, at 9:00 a.m. Eastern Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting via live webcast. To attend the virtual meeting, have your control number available and visit edge.media-server.com/mmc/p/8xoh7b7j (password: immunic2026).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual report on Form 10-K are available at www.astproxyportal.com/ast/43087

↓	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	↓

■	20230300000000001000 3	062926

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors for a term expiring at the 2029 Annual Meeting of Stockholders:			2.

The approval of an amendment to our 2019 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of Common Stock authorized for issuance by 6,000,000 shares to a total of 8,644,887 shares.

						☐	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	The ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐
NOMINEES:

Mr. Michael Bonney

☐	FOR ALL NOMINEES	Dr. Richard Rudick			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposals 2 and 3.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Mr. Thorvald Nagel

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐		MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

APPENDIX A

 IMMUNIC, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN, AS AMENDED ON JUNE 28, 2023, MARCH 4, 2024, JUNE 4, 2025, AND [_], 2026

 PAGE

Article 1. Effective Date, Objectives and Duration		1
1.1	Effective Date of the Plan	1
1.2	Objectives of the Plan	1
1.3	Duration of the Plan	1
Article 2. Definitions		1
2.1	“Affiliate”	1
2.2	“Award”	1
2.3	“Award Agreement”	1
2.4	“Board”	1
2.5	“Bonus Shares”	1
2.6	“Cause”	2
2.7	“CEO”	2
2.8	“Change in Control”	2
2.9	“Code”	2
2.10	“Committee” or “Incentive Plan Committee”	2
2.11	“Compensation Committee”	2
2.12	“Common Stock”	2
2.13	“Corporate Transaction”	2
2.14	“Deferred Stock”	2
2.15	“Disability” or “Disabled”	2
2.16	“Dividend Equivalent”	3
2.17	“Effective Date”	3
2.18	“Eligible Person”	3
2.19	“Exchange Act”	3
2.20	“Exercise Price”	3
2.21	“Fair Market Value”	3
2.22	“Grant Date”	3
2.23	“Grantee”	3
2.24	“Incentive Stock Option”	3
2.25	“Including” or “includes”	3
2.26	“Management Committee”	3
2.27	“Non-Employee Director”	3
2.28	“Option”	3
2.29	“Other Stock-Based Award”	4
2.30	“Performance Period”	4
2.31	“Performance Share” and “Performance Unit”	4
2.32	“Period of Restriction”	4
2.33	“Person”	4
2.34	“Restricted Shares”	4
2.35	“Restricted Stock Units”	4
2.36	“Rule 16b-3”	4
2.37	“SEC”	4
2.38	“Section 16 Non-Employee Director”	4
2.39	“Section 16 Person”	4
2.40	“Separation from Service”	4
2.41	“Share”	4
2.42	“Stock Appreciation Right” or “SAR”	4
2.43	“Subsidiary Corporation”	4

PAGE

2.44	“Surviving Company”	5
2.45	“Term”	5
2.46	“Termination of Affiliation”	5
Article 3. Administration		5
3.1	Committee	5
3.2	Powers of Committee	5
3.3	No Repricings	7
Article 4. Shares Subject to the Plan		7
4.1	Number of Shares Available for Grants	7
4.2	Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution	8
Article 5. Eligibility and General Conditions of Awards		9
5.1	Eligibility	9
5.2	Award Agreement	9
5.3	General Terms and Termination of Affiliation	9
5.4	Nontransferability of Awards	9
5.5	Cancellation and Rescission of Awards	10
5.6	Stand-Alone, Tandem and Substitute Awards	10
5.7	Compliance with Rule 16b-3	10
5.8	Deferral of Award Payouts	11
Article 6. Stock Options		11
6.1	Grant of Options	11
6.2	Award Agreement	11
6.3	Option Exercise Price	11
6.4	Grant of Incentive Stock Options	11
6.5	Payment of Exercise Price	12
Article 7. Stock Appreciation Rights		13
7.1	Issuance	13
7.2	Award Agreements	13
7.3	SAR Exercise Price	13
7.4	Exercise and Payment	13
Article 8. Restricted Shares		13
8.1	Grant of Restricted Shares	13
8.2	Award Agreement	13
8.3	Consideration for Restricted Shares	13
8.4	Effect of Forfeiture	14
8.5	Escrow; Legends	14
Article 9. Performance Units and Performance Shares		14
9.1	Grant of Performance Units and Performance Shares	14
9.2	Value/Performance Goals	14
9.3	Earning of Performance Units and Performance Shares	14
Article 10. Deferred Stock and Restricted Stock Units		14
10.1	Grant of Deferred Stock and Restricted Stock Units	14
10.2	Vesting and Delivery	15
10.3	Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units	15

PAGE

Article 11. Dividend Equivalents		15
Article 12. Bonus Shares		15
Article 13. Other Stock-Based Awards		15
Article 14. Non-Employee Director Awards		16
Article 15. Amendment, Modification, and Termination		16
15.1	Amendment, Modification, and Termination	16
15.2	Awards Previously Granted	16
Article 16. Compliance with Section 409A of the Code		16
16.1	Awards Subject to Section 409A of the Code	16
16.2	Deferral and/or Distribution Elections	16
16.3	Subsequent Elections	17
16.4	Distributions Pursuant to Deferral Elections	17
16.5	Six Month Delay	17
16.6	Death or Disability	17
16.7	No Acceleration of Distributions	17
Article 17. Withholding		17
17.1	Required Withholding	17
17.2	Notification under Code Section 83(b)	18
Article 18. Additional Provisions		18
18.1	Successors	18
18.2	Severability	18
18.3	Requirements of Law	19
18.4	Securities Law Compliance	19
18.5	Forfeiture Events	19
18.6	No Rights as a Stockholder	19
18.7	Nature of Payments	20
18.8	Non-Exclusivity of Plan	20
18.9	Governing Law	20
18.10	Unfunded Status of Awards; Creation of Trusts	20
18.11	Affiliation	20
18.12	Participation	20
18.13	Military Service	20
18.14	Construction	20
18.15	Headings	20
18.16	Obligations	20
18.17	No Right to Continue as Director	20
18.18	Stockholder Approval	21

IMMUNIC, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN, AS AMENDED ON JUNE 28, 2023, MARCH 4, 2024, JUNE 4, 2025, AND [_], 2026

Article 1.
Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. The Board of Directors of Immunic, Inc., a Delaware corporation (the “Company”), adopted this 2019 Omnibus Equity Incentive Plan (the “Plan”) effective as of June 14, 2019 (the “Effective Date”), as amended on June 28, 2023, March 4, 2024, June 4, 2025, [_], 2026.

1.2 Objectives of the Plan. The Plan is intended: (a) to allow selected employees of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide Grantees with an incentive for excellence in individual performance, (d) to promote teamwork among employees, consultants and Non-Employee Directors, and (e) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of the tenth (10th) anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed according to the Plan’s provisions.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable: (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.2 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

1

2.6 “Cause” means, except as otherwise defined in an Award Agreement:

(a) the commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction);

(b) an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties;

(c) any material misconduct in violation of the Company’s or an Affiliate’s written policies; or

(d) willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Affiliates;

provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Affiliates or participates in any severance plan established by the Company that includes a definition of “cause,” Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

2.7 “CEO” means the Chief Executive Officer of the Company.

2.8 “Change in Control” shall have the meaning set forth in Section 16.4(e).

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).

2.11 “Compensation Committee” means the compensation committee of the Board.

2.12 “Common Stock” means the common stock, $0.0001 par value, of the Company.

2.13 “Corporate Transaction” shall have the meaning set forth in Section 4.2(b).

2.14 “Deferred Stock” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.

2.15 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Section 409A of the Code. For purpose of Section 409A of the Code, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

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2.16 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Eligible Person” means any individual who is an employee (including any officer) of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Notwithstanding the foregoing, an Eligible Person shall also include an individual who is expected to become an employee of, non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate within a reasonable period of time after the grant of an Award (other than an Incentive Stock Option); provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any Affiliate within twelve (12) months after the Grant Date. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors or consultants of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.20 “Exercise Price” means: (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.21 “Fair Market Value” of a Share means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date or, if no such trades were made that day, then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.22 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.23 “Grantee” means a person who has been granted an Award.

2.24 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.25 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.26 “Management Committee” has the meaning set forth in Section 3.1(b).

2.27 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.28 “Option” means an option granted under Article 6 of the Plan.

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2.29 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.30 “Performance Period” means, with respect to an Award of Performance Shares or Performance Units, the period of time during which the performance vesting conditions applicable to such Award must be satisfied.

2.31 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.32 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.33 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.34 “Restricted Shares” means Shares granted under Article 8 that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.35 “Restricted Stock Units” means rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.36 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.37 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.38 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.39 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.40 “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is fifty percent (50%) or more of the average level of bona fide services provided over the prior thirty-six (36) months shall not be a separation from service, and a decrease to a level that is twenty percent (20%) or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs with respect to those individuals who are performing services for the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller and who continue to perform services for the buyer (or an affiliate thereof) immediately following such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.41 “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.42 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.43 “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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2.44 “Surviving Company” means (a) the surviving corporation in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving corporation), (b) or the direct or indirect parent company of such surviving corporation or (c) the direct or indirect parent company of the Company following a sale of substantially all of the outstanding stock of the Company.

2.45 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding ten (10) years

2.46 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer performing services in the capacity of an employee of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Affiliate or, with respect to an individual who is an employee of, a non-employee consultant to, or a Non-Employee Director of, an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company unless such individual continues to perform Services for the Company or another Affiliate without interruption after such entity ceases to be an Affiliate. Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Section 409A of the Code, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

Article 3.
Administration

3.1 Committee.

(a) Subject to Article 14, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) of directors of the Company appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. The number of members of the Committee may from time to time be increased or decreased as the Board or Compensation Committee deems appropriate. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3, the Committee shall consist of two (2) or more directors of the Company, all of whom qualify as Section 16 Non-Employee Directors.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or Section 16 Persons at the time any such delegated authority is exercised.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board or the Compensation Committee to the extent the Incentive Plan Committee, the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that (a) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (b) for purposes of Awards intended to comply with Rule 16b-3, the “Committee” shall include only the Incentive Plan Committee or the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

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(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or automatically pursuant to the terms of the Award Agreement;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (a) which does not adversely affect the rights of the Grantee, (b) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (c) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

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(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to Section 3.1(b), the Committee may delegate to officers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (a) unless the Company has a class of stock that is registered under Section 12 of the Exchange Act or (b) to any adjustment allowed under to Section 4.2.

Article 4.
Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be 8,644,887 Shares.

Up to a maximum of 490,000 Shares may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6(b)) are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for issuance under the Plan.

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Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution.

(a) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the Exercise Price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (d) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any other form of Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (a) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (b) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable, and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

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(d) Deferred Compensation. Notwithstanding the foregoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Section 409A of the Code, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a Change in Control.

Article 5.
Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion. Awards made to Eligible Persons who are principally employed outside the United States shall be subject to the terms of this Plan, except as otherwise modified in an appendix to this Plan or in the Award Agreement. Subject to Sections 15.1 and 15.2, the Board may amend the appendix to reflect changes in foreign law or the Company’s or Affiliates’ workforce or operations.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as set forth in an Award Agreement or as otherwise determined by the Committee, (a) all Options and SARs that are not vested and exercisable at the time of a Grantee’s Termination of Affiliation, and any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of the Grantee’s Termination of Affiliation shall be forfeited to the Company and (b) all outstanding Options and SARs not previously exercised shall expire three months after the Grantee’s Termination of Affiliation.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”), as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or as otherwise approved by the Committee, Options (other than Incentive Stock Options) and Restricted Shares may be transferred without consideration to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

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(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date and Term, and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations in Section 4.1 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7 Compliance with Rule 16b-3. The provisions of this Section 5.7 will not apply unless and until the Company has a class of stock that is registered under Section 12 of the Exchange Act.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (a) at least six (6) months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six (6) months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

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(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement, require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.
Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Exercise Price not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

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(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds one hundred thousand dollars ($100,000) (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution, and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Committee, delivery of Common Stock owned by the Grantee prior to exercise, such shares valued at Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, valued at Fair Market Value on the date of exercise; or

(e) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

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The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (a) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (b) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.
Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or, to the extent permitted under the terms of the applicable Award Agreement, at the election of the Grantee.

Article 8.
Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without Cause.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

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8.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Shares, or (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.
Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Grantee of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with vested Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 10.
Deferred Stock and Restricted Stock Units

10.1 Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

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10.2 Vesting and Delivery.

(a) Delivery with Respect to Deferred Stock. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

(b) Delivery with Respect to Restricted Stock Units. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

10.3 Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units shall have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee shall have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.

Article 11.
Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested subject to distribution at the same time and subject to the same conditions as the Award to which it relates; provided, however, that any Dividend Equivalents granted in conjunction with any Award that is subject to forfeiture conditions shall remain subject to the same forfeiture conditions applicable to the Award to which such Dividend Equivalents relate and any payments in respect of any Dividend Equivalents granted in conjunction with any Options or SARs may not be conditioned, directly or indirectly, on the Grantee’s exercise of the Options or SARs or paid at the same time that the Options or SARs are exercised. The timing of payment or distribution of Dividend Equivalents must comply with the requirements of Section 409A of the Code.

Article 12.
Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 13.
Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

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Article 14.
Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to Shares that have a Fair Market Value (determined as of the date of grant) in excess of five hundred thousand dollars ($500,000) in a single calendar year.

Article 15.
Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 16.
Compliance with Section 409A of the Code

16.1 Awards Subject to Section 409A of the Code. The provisions of this Article 16 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Section 409A of the Code (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A of the Code, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

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16.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A of the Code, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a Change in Control must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

16.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A of the Code, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) the date the Participant becomes Disabled (as defined in Section 2.15(b);

(c) the Participant’s death;

(d) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (b) specified by the Grantee in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable; or

(e) a change in ownership of the Company or a substantial portion of its assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii) or a change in effective control of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) (a “Change in Control”).

16.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

16.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within ninety (90) days following the date of the Participant’s death or Disability.

16.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Section 409A of the Code and/or applicable regulations or rulings issued thereunder.

Article 17.
Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

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(i) paying an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding (a) upon exercise of an Option or SARs, (b) upon the lapse of restrictions on Restricted Shares, (c) upon the transfer of Shares, (d) to be satisfied by withholding Shares upon exercise of such Option or SAR, (e) upon the lapse of restrictions on Restricted Shares, or (f) upon the transfer of Shares, pursuant to clause (c) above, shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.
Additional Provisions

18.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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18.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed ninety (90) days in the case of any public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.5 Forfeiture Events. Notwithstanding any provisions herein to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Grantee’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination for Cause; serious misconduct; violation of the Company’s or an Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or an Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or an Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Grantee is then an Employee or Non-Employee Director). The determination of whether a Grantee's conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Grantee’s outstanding Awards pending any investigation of the matter.

18.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

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18.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (a) the Company or any Affiliate and (b) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice or conflicts of law rule or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to or Non-Employee Director of the Company or any Affiliate.

18.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

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18.18 Stockholder Approval. All Incentive Stock Options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

Annex A

Notwithstanding anything to the contrary in the Plan, the following provisions shall apply to Grantees who are German residents employed with an Affiliate of the Company operating a business in Germany:

1.	Article 17 of the Plan shall read:

“Required Withholding

(a) The Committee in its sole discretion may provide that when taxes, including social security contributions (Sozialversicherungsbeiträge) are to be withheld in connection with the exercise of an Option or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such transfer of Shares or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of German taxes, e.g. wage tax including social security contributions (Sozialversicherungsbeiträge), by one or a combination of the following methods to the Company or the appropriate Affiliate that employed the Grantee:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company or the appropriate Affiliate that employed the Grantee, the amount to be withheld);

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or upon the transfer of Shares, pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including social security contributions, required to be withheld under federal, state and local law. An election by a Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.”

2.	Participation in the Plan and the grant of Awards does not result in the establishment of an employment relationship with the Company. Irrespective of in the Plan, the employing Affiliate, namely Immunic AG or Immunic GmbH, shall remain the sole employing entity (“Employing Entity”) of the Grantee. Participation in the Plan does constitute a component of remuneration under employment with the Employing Entity. Any actions undertaken by the Employing Entity or involvement of the Employing Entity in the administration of the Plan are performed in the name of the Company and/or the Committee and shall not be deemed to establish any claim against the Employing Entity for performance of the Plan. Thus, the Employing Entity shall not be held liable for proper performance of the Plan. Irrespective of any information provided or support delivered by the Employing Entity, the Employing Entity does not assume any obligation in the context of the Plan.

3.	Participation in the Plan is governed by the laws of the State of Delaware, other than its laws respecting choice or conflicts of law rule or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Grantee submits to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware.

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4.	Participation in the Plan is granted on an exclusively voluntary basis. Even if there is a repeated grant of rights and without express notification that the grant is paid voluntarily, no legal claim for future grants exists, and further grants remain in the complete discretion of the Company.

5.	To the extent that participation in the Plan is subject to mandatory German laws which cannot be circumvented by no. 2 above, the definition of “Cause” (as set forth in Section 2.6) or any Award Agreement shall be interpreted to mean a serious cause as determined in section 626 of the German Civil Code (“Bürgerliches Gesetzbuch”) as regards a material breach of the Grantee’s obligations deriving from employment with the Employing Entity as well as determined in the Protection Against Unfair Dismissal Act (“Kündigungsschutzgesetz”) for a dismissal based on the behavior of an employee (“verhaltensbedingter Kündigungsgrund”). To the extent that participation in the Plan is subject to mandatory German laws that cannot be circumvented by Section 2 of this Annex A, “Disability” or “Disabled” shall be interpreted pursuant to the German Social Security Code IX (“Sozialgesetzbuch IX”). Termination of Affiliation shall occur on the expiration of the last day the Grantee is employed with the Employing Entity, thus, start of a release from duties to work for whatever reason or any other paid or unpaid absence from work while the employment relationship with the Employing Entity is continuing shall not be deemed a Termination of Affiliation.

6.	Participation in the Plan requires the processing of personal data of the Grantee as defined in and as may be subject to the provisions of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data and repealing Directive 95/46/EC (General Data Protection Regulation) and of the Federal Data Protection Act (Bundesdatenschutzgesetz) and other data protection legislation of the Federal Republic of Germany (together “Applicable Data Protection Laws”). The Company will process Grantee’s personal data in strict compliance with Applicable Data Protection Laws. The Grantee acknowledges that its consent may be required for such processing under Applicable Data Protection Laws and agrees that its participation in the Plan and the grant of any Awards or any other rights hereunder is subject to the Grantee providing and not withdrawing such consent.

* * * * * *

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